PROSPECTUS SUPPLEMENT (To Prospectus Dated April 6, 2001)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-58474 333-82529

$836,284,000

RC Trust I

7.00% Trust Preferred Securities

$50 Liquidation Amount per Trust Preferred Security

Guaranteed by

This prospectus supplement supplements Raytheon’s and the trust’s prospectus dated April 6, 2001 (the “prospectus”) and relates to the remarketing of 7.00% trust preferred securities (“trust preferred securities”) issued by RC Trust I (the “trust”), a Delaware statutory trust, in May 2001. The trust preferred securities were issued as a component of the 8.25% equity security units (“equity security units”) of Raytheon Company (“Raytheon”). Each equity security unit initially consisted of (i) a stock purchase contract obligating the holder to purchase, for $50, shares of Raytheon common stock no later than May 15, 2004, and (ii) a trust preferred security with a stated liquidation amount of $50.

The trust preferred securities represent undivided beneficial ownership interests in the assets of the trust, which consist solely of subordinated notes that were issued by Raytheon to the trust in exchange for the trust’s common securities and trust preferred securities. The trust was formed for the sole purpose of issuing the trust preferred securities and investing in the subordinated notes. The trust will make distributions on the trust preferred securities on February 15, May 15, August 15 and November 15 of each year, subject to Raytheon’s right to defer payments on the subordinated notes as described in this prospectus supplement. The distributions on the trust preferred securities will accrue at an annual rate of 7.00% from February 15, 2004. The first distribution date on the trust preferred securities after the remarketing is May 15, 2004. Raytheon will, on a subordinated and unsecured basis, irrevocably guarantee payments on the trust preferred securities out of moneys held by the trust to the extent of available trust funds.

The trust preferred securities are redeemable upon the payment in full of the subordinated notes, which will mature on May 15, 2006. In addition, the trust preferred securities are redeemable, at Raytheon’s option, in whole but not in part, upon the occurrence and continuation of a “Tax Event” under the circumstances and at the price described in this prospectus supplement. See “Description of the Trust Preferred Securities — Payment upon Maturity of Subordinated Notes” and “Description of the Subordinated Notes — Tax Event Redemption” in this prospectus supplement.

You should read this prospectus supplement in conjunction with the accompanying prospectus, which is to be delivered by the remarketing agents to prospective purchasers along with this prospectus supplement in connection with the remarketing of the trust preferred securities.

The trust preferred securities are being remarketed by Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Credit Lyonnais Securities (USA) Inc., Lazard Frères & Co. LLC and The Royal Bank of Scotland plc, as remarketing agents, pursuant to a remarketing agreement among Raytheon, the remarketing agents and The Bank of New York, as attorney-in-fact for holders of the equity security units. Neither Raytheon nor the trust will directly receive any proceeds from the remarketing. See “Use of Proceeds” in this prospectus supplement.

Investing in the trust preferred securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Prior to this offering, there has been no public market for the trust preferred securities. The trust preferred securities will not be listed on any exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these trust preferred securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Trust Preferred Security	Total
Price to the Public(1)	107.0300%	$895,074,765
Remarketing Fee to Remarketing Agents (as a Percentage of Price to Public)	0.2500%	$2,237,687
Net Proceeds to Participating Holders of the Trust Preferred Securities	106.7624%	$892,837,078

(1)	The Price to the Public does not include accrued interest from and including February 15, 2004. Accrued interest from and including February 15, 2004 to but excluding February 17, 2004 is approximately $.019 per trust preferred security.

The remarketing agents expect to deliver the trust preferred securities in book-entry form only through the facilities of The Depository Trust Company on or about February 17, 2004.

Citigroup	JPMorgan	UBS Investment Bank

Credit Lyonnais Securities (USA)	Lazard	The Royal Bank of Scotland

February 11, 2004

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. RC Trust I and Raytheon Company have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. RC Trust I and Raytheon Company are offering to sell the trust preferred securities, and are seeking offers to buy the trust preferred securities, only in jurisdictions where offers and sales are permitted. You should assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Raytheon’s business, financial condition, results of operations and prospects may have changed since the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information concerning Raytheon Company, RC Trust I, the trust preferred securities issued by RC Trust I, the guarantee by Raytheon Company with respect to the trust preferred securities and the subordinated notes due May 15, 2006 issued by Raytheon Company should be read in conjunction with the information contained in the accompanying prospectus. Terms defined in the accompanying prospectus have the same meanings in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus.

Unless the context requires otherwise, references in this prospectus supplement to (1) the “trust,” are to RC Trust I, a Delaware statutory trust and the issuer of the trust preferred securities, (2) “Raytheon,” are to Raytheon Company and its consolidated subsidiaries, (3) the “trust preferred securities,” are to the trust preferred securities to be remarketed in the remarketing by the remarketing agents (4) the “subordinated notes,” are to the subordinated notes issued to the trust by Raytheon in May 2001 in exchange for the trust common and trust preferred securities of the trust, (5) the “indenture,” are to the indenture under which the subordinated notes were issued, and (6) the “guarantee,” are to the guarantee of payment by Raytheon of distributions on the trust preferred securities to the extent there is cash available in the trust to make distributions therewith.

About Raytheon

Raytheon is a global leader in defense electronics. Raytheon’s government and defense business is currently aligned in six business segments: Integrated Defense Systems; Intelligence and Information Systems; Missile Systems; Network Centric Systems; Space and Airborne Systems; and Technical Services. Raytheon Aircraft is one of the leading providers of business and special mission aircraft and delivers a broad line of jet, turboprop, and piston-powered airplanes to corporate and government customers worldwide.

About the Trust

The trust is a statutory trust created under Delaware law. In May 2001, in connection with Raytheon’s issuance of equity security units, the trust issued two classes of trust securities, the trust preferred securities and trust common securities, in exchange for subordinated notes issued by Raytheon. Raytheon then sold the trust preferred securities to holders as a component of equity security units. The trust preferred securities are being remarketed by this prospectus supplement, and Raytheon retained the trust common securities. The trust common securities and trust preferred securities represent undivided beneficial ownership interests in the assets of the trust, which consist solely of the subordinated notes issued by Raytheon to the trust.

The trust common securities rank on a parity with the trust preferred securities, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis between the two classes. However, upon the occurrence and during the continuance of an event of default under the indenture governing the subordinated notes, the rights of the holders of the trust common securities to receive payments of periodic distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the trust preferred securities to receive such payments. The aggregate stated liquidation amount of the trust common securities is equal to at least 3% of the total capital of the trust.

Recent Developments

On January 27, 2004, Raytheon announced its financial results for the quarter ended December 31, 2003. Net income for the quarter was $205 million, or $0.49 per diluted share, on net sales of $5.1 billion. The fourth quarter 2003 includes $177 million of sales resulting from the previously announced consolidation of Flight Options LLC. Income from continuing operations during the quarter was $217 million, or $0.52 per diluted share. Income from continuing operations included a pre-tax charge of $77 million from the early redemption of debt and a $55 million gain from the sale of Raytheon’s remaining investment in its former aviation support business. Non-cash pension expense (FAS/CAS pension adjustment) negatively impacted the quarter by $0.14 per diluted share on a year-over-year basis. Raytheon reports the difference between SFAS No. 87 (FAS) pension expense or income and CAS pension expense as a separate line item in its segment results called FAS/CAS Pension Adjustment.

On December 2, 2003, Raytheon commenced a tender offer to purchase for cash up to $1,239,015,000 in principal amount of two of its outstanding debt issues — 6.30% Notes due 2005 and 8.20% Notes due 2006. On December 10, 2003, Raytheon announced that it had repurchased $316 million of the 6.30% Notes and $608 million of the 8.20% Notes and that it had issued $500 million aggregate principal amount of 4.85% fixed rate notes due 2011 and $200 million aggregate principal amount of floating rate notes due 2005, both of which are senior unsecured obligations of Raytheon.

The Offering

Issuer	RC Trust I, which is referred to as the “trust.”

Securities Offered	$836,284,000 aggregate stated amount of 7.00% trust preferred securities, each with a stated liquidation amount of $50. The trust preferred securities represent undivided beneficial ownership interests in the assets of the trust. Those assets consist solely of the subordinated notes described below.

Distributions	The trust will pay quarterly cumulative cash distributions on the trust preferred securities at an annual rate of 7.00% of the stated liquidation amount of $50 per trust preferred security from and including February 15, 2004. Distributions on the trust preferred securities are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2004, subject to deferral as described below. The trust will pay distributions on the trust preferred securities on the dates payable to the extent it has funds available for the payment received from Raytheon on the subordinated notes.

Distribution Deferral	If no event of default under the subordinated notes has occurred and is continuing, Raytheon may defer the payment of interest on the subordinated notes, on one or more occasions, but not beyond May 15, 2006, the maturity date of the subordinated notes.

If Raytheon defers interest payments on the subordinated notes, the trust will defer distributions on the trust preferred securities. Any deferred interest on the subordinated notes will accrue additional interest at an annual rate of 7.00%, and, as a result, any deferred distributions on the trust preferred securities will accumulate additional amounts at the annual rate of 7.00%, in each case compounded quarterly.

The Guarantee	Raytheon will fully and unconditionally guarantee the payments of all amounts due on the trust preferred securities to the extent the trust has funds available for payment of such distributions.

Raytheon is also obligated to pay most of the trust’s expenses and obligations (other than the trust’s obligations to make payments on the trust preferred securities and common securities, which are covered only by the guarantee).

The guarantee does not cover payments if the trust does not have sufficient funds to make payments on the trust preferred securities. This means that if Raytheon does not make a payment on the subordinated notes, the trust will not have sufficient funds to make payments on the trust preferred securities, and the guarantee will not obligate Raytheon to make those payments on behalf of the trust. In addition, Raytheon’s obligations under the guarantee are unsecured and subordinated in right of payment to all its other existing and future senior indebtedness. See “Description of the Guarantee” in this prospectus supplement.

Subordinated Notes

The trust holds subordinated notes received from Raytheon in exchange for the common securities and trust preferred securities of the trust. The trust uses payments received on the subordinated notes to make corresponding payments on the trust preferred securities. Raytheon will guarantee the payments made on the trust preferred securities to the extent described above. Both the subordinated notes and the guarantee will be subordinated to the holders of Raytheon’s existing and future senior indebtedness. Legal title to the subordinated notes is held by The Bank of New York, as property trustee for the trust.

Redemption	The trust preferred securities are redeemable upon the repayment in full of the subordinated notes, which will mature on May 15, 2006. Upon payment of the subordinated notes on that date, the trust will redeem the trust preferred securities at their aggregate stated liquidation amount plus any accumulated and unpaid distributions.

Prior to May 15, 2006, if the tax laws change or are interpreted in a way that adversely affects the tax treatment of the trust, Raytheon may elect to redeem the subordinated notes held by the trust. Upon such a redemption, the trust will redeem the trust preferred securities at their aggregate stated liquidation amount plus any accumulated and unpaid distributions.

Ranking	The trust preferred securities generally will rank on parity, and payments thereon will be made pro rata, with the common securities of the trust. The subordinated notes will be Raytheon’s unsecured obligations and will be subordinated in right of payment to all of Raytheon’s existing and future senior indebtedness.

If an event of default has occurred and is continuing in respect of the subordinated notes, the rights of holders of common securities to receive payments under Raytheon’s guarantee will be subordinated to the rights of the holders of the trust preferred securities to receive such guarantee payments.

Liquidation Distribution upon Dissolution of the Trust

Upon any dissolution, winding-up or liquidation of the trust, the holders of the trust preferred securities will be entitled to receive, after satisfaction of the trust’s liabilities to creditors, the subordinated notes in a principal amount equal to the stated liquidation amount of the trust preferred securities they hold.

In the event that the property trustee determines that the distribution of the subordinated notes would not be practical, upon such dissolution, winding-up or liquidation of the trust, the holders of the trust preferred securities will be entitled to receive, after satisfaction of the trust’s liabilities to creditors, the stated liquidation amount in cash or other immediately available funds.

The Remarketing	The trust preferred securities were issued by the trust to Raytheon in May 2001 in connection with Raytheon’s issuance and sale to the public of Raytheon’s equity security units. Each equity security unit initially consisted of a stock purchase contract and a trust preferred security. In order to secure their obligations under the stock purchase contract, holders of the equity security units pledged their trust preferred securities to Raytheon through a collateral agent. Pursuant to the terms of the equity security units, the remarketing agents have remarketed the trust preferred securities on behalf of current holders of the trust preferred securities (other than those holders who have elected not to participate in the remarketing) in accordance with a remarketing agreement among Raytheon, the remarketing agents and The Bank of New York, as attorney-in-fact for holders of the equity security units. See “Remarketing” in this prospectus supplement.

The terms of the equity security units and the trust preferred securities require the remarketing agents to use their commercially reasonable best efforts to remarket the trust preferred securities of holders participating in the remarketing at a price equal to at least 100.25% of a defined remarketing value, which is the value of a treasury portfolio purchase price described in this prospectus supplement. In the remarketing, Citigroup Global Markets Inc., as representative of the remarketing agents, in its sole reasonable judgment, set the initial distribution rate of the trust preferred securities at 7% per annum, which is a rate sufficient to cause the price of all then outstanding trust preferred securities to be at least 100.25% of the defined remarketing value assuming, even if not true, that all of the trust preferred securities are held as components of equity security units and are to be remarketed.

Use of Proceeds	The proceeds from the remarketing of the trust preferred securities are estimated to be $895,074,765, before application of the remarketing agents’ fee. Neither Raytheon nor the trust will receive any proceeds of the remarketing. Instead, the proceeds of the remarketing will be (i) with respect to proceeds from the sale of those trust preferred securities held as a component of equity security units, used to purchase the treasury portfolio described in this prospectus supplement, which treasury portfolio will then be pledged to secure the stock purchase obligation of the holders of such equity security units and (ii) used to pay the remarketing agents’ fees, which will be 25 basis points (0.25%) of the total proceeds from the remarketing. The excess proceeds, if any, from the remarketing of those trust preferred securities held as a component of equity security units will be remitted to holders who are record holders at the close of business on February 10, 2004. See “Use of Proceeds” in this prospectus supplement. None of the holders of separate trust preferred securities elected to participate in the remarketing.

Listing	The trust preferred securities will not be listed on any national securities exchange.

Risk Factors	Your investment in the trust preferred securities will involve risks. You should carefully consider the discussion of risks set forth in the section entitled “Risk Factors,” beginning on page S-7 of this prospectus supplement, before deciding whether an investment in the trust preferred securities is suitable for you.

Form of the Trust Preferred Securities	The trust preferred securities are represented by one or more global securities that are deposited with and registered in the name of The Depository Trust Company, New York, New York (“DTC”). This means that you will not receive a certificate for your trust preferred securities and the trust preferred securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the trust preferred securities. See “Description of the Trust Preferred Securities — Book-Entry Only Issuance” in this prospectus supplement.

U.S. Federal Income Taxation	Raytheon has treated and will continue to treat the subordinated notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments. These regulations are complex, and in certain respects uncertain in application. Generally, assuming that you report your income in a manner consistent with the method described in this prospectus supplement, the amount of income that you will recognize in respect of the subordinated notes should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the subordinated notes were not subject to the contingent payment debt regulations. However, no absolute assurance can be given that the Internal Revenue Service will agree with Raytheon’s position. See “Material U.S. Federal Income Tax Considerations.”

RISK FACTORS

An investment in trust preferred securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any trust preferred securities.

Because the trust relies on the payments it receives on the subordinated notes to fund all payments on the trust preferred securities, and because the trust may distribute the subordinated notes in exchange for the trust preferred securities, you are making an investment decision with regard to the subordinated notes as well as the trust preferred securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Raytheon will guarantee payments on the trust preferred securities only if the trust has cash available.

Except as described below, you, as a holder of trust preferred securities, will not be able to exercise directly any rights with respect to the subordinated notes.

The guarantee has been qualified as an indenture under the Trust Indenture Act. The guarantee trustee, The Bank of New York, acts as indenture trustee under the guarantee for the purposes of complying with the provisions of the Trust Indenture Act. The guarantee trustee holds the guarantee for your benefit if you hold any of the trust preferred securities.

If you hold any of the trust preferred securities, Raytheon will guarantee you, on a subordinated and unsecured basis, the payment of the following:

•	any accumulated and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for this purpose; and

•	upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of subordinated notes to you, the lesser of (a) the total of the stated liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment to the extent the trust has funds available for this purpose and (b) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

If Raytheon were to default on its obligation to pay amounts payable on the subordinated notes or otherwise, the trust would lack funds for the payment of distributions or amounts payable on redemption of the trust preferred securities or otherwise, and, in that event, a holder of trust preferred securities would not be able to rely upon the guarantee for payment of these amounts. Instead, the holder would rely on the enforcement:

•	by the property trustee of its rights as registered holder of the subordinated notes against Raytheon pursuant to the terms of the indenture and the subordinated notes; or

•	by that holder’s own limited rights against Raytheon to enforce payments on the subordinated notes.

As a holder of trust preferred securities, you will be deemed to have agreed to be bound by the provisions of the guarantee and the indenture.

Raytheon’s obligations under the subordinated notes and the guarantee are subordinated to Raytheon’s senior indebtedness and structurally subordinated to the obligations of Raytheon’s subsidiaries.

Generally, the payment of principal of, premium, if any, and interest on Raytheon’s subordinated notes and payments with respect to Raytheon’s guarantee will be subordinated in right of payment to the prior payment in full of Raytheon’s senior indebtedness. If Raytheon distributes its assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of Raytheon’s senior debt will be entitled to be paid in full before any payments will be made on Raytheon’s subordinated debt securities or Raytheon’s guarantee. In addition, if the maturity of Raytheon’s subordinated debt securities is accelerated, holders of Raytheon’s senior debt will be entitled to be paid in full before any payments will be made on Raytheon’s subordinated notes or on Raytheon’s guarantee. Moreover, if there is an event of default with respect to Raytheon’s senior debt that would permit Raytheon’s senior debt to be accelerated, and if Raytheon is in default in its payment obligations to holders of senior debt, Raytheon cannot make payments to its subordinated debt holders. As of September 28, 2003, Raytheon has an aggregate book value of $7,261 million senior indebtedness outstanding.

The indenture for Raytheon’s subordinated notes do not place any limits on the amount of other indebtedness, including senior debt, that Raytheon may issue.

Moreover, the right of the holders of trust preferred securities to receive distributions is subject to the prior claims of creditors of Raytheon’s subsidiaries with respect to the assets of the subsidiaries. Therefore, the subordinated notes and Raytheon’s guarantee will be effectively subordinated to all indebtedness and other obligations of Raytheon’s subsidiaries. Raytheon’s subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the subordinated notes, the trust preferred securities or the guarantee.

The deferral of interest payments may have an adverse effect on the trading price of the trust preferred securities.

If no event of default under the subordinated notes has occurred and is continuing, Raytheon may defer the payment of interest on the subordinated notes, on one or more occasions, but not beyond May 15, 2006. If Raytheon defers interest payments on the subordinated notes, the trust will defer quarterly distributions on the trust preferred securities. However, distributions will still accumulate quarterly and the deferred distributions will themselves accumulate additional distributions at the deferred rate, to the extent permitted by law. There is no limitation on the number of times that Raytheon may elect to defer interest payments.

Raytheon has no current intention to defer interest payments on the subordinated notes. However, if Raytheon exercises its right in the future, the trust preferred securities may trade at prices that do not fully reflect the value of deferred interest on the subordinated notes. If you sell your trust preferred securities during a deferral period, you may not receive the same return on your investment as a holder who continues to hold the securities. In addition, Raytheon’s right to defer interest payments on the subordinated notes may mean that the market price of the trust preferred securities may be more volatile than the market prices of other comparable investments that do not have these rights.

An active trading market for the trust preferred securities or, if Raytheon distributes them to you, the subordinated notes, may not develop.

There is currently no public market for the trust preferred securities and Raytheon does not currently plan to list the trust preferred securities on any national securities exchange. In addition, the liquidity of any trading market in the trust preferred securities, and the market price quoted for the trust preferred securities, may be adversely affected by changes in the overall market for these securities and by changes in Raytheon’s financial performance or prospects or in the prospects of companies in Raytheon’s industry generally. Raytheon cannot predict the extent to which investors’ interest will lead to a liquid trading market or whether the market price of the trust preferred securities will be volatile.

Likewise, if Raytheon distributes the subordinated notes to the holders of the trust preferred securities upon dissolution of the trust, Raytheon will not list the subordinated notes on any national securities exchange and Raytheon cannot assure you that a public market will develop for the subordinated notes. The subordinated notes would be subject to liquidity and volatility issues similar to those for the trust preferred securities outlined in the previous paragraph.

In the event a large number of holders of trust preferred securities who elected not to participate in the remarketing decide to sell such trust preferred securities, the price of your trust preferred securities may be adversely affected.

Pursuant to the terms of the equity security units and the trust preferred securities, holders of trust preferred securities may choose not to participate in the remarketing by taking certain actions. As of February 11, 2004, holders of 524,320 trust preferred securities, elected not to participate in the remarketing. In the event that a significant number of such holders decide to sell their trust preferred securities after the remarketing, the price of your trust preferred securities may be adversely affected and may decrease below the price paid by you.

Your voting rights under the trust preferred securities will be limited.

Raytheon will hold all of the common securities of the trust. These trust common securities give Raytheon the right to control nearly all aspects of the administration, operation and management of the trust, including selection and removal of the trustees. The trust preferred securities will only have voting rights in the limited circumstances described under “Description of the Trust Preferred Securities — Voting Rights” and “— Modification of the Declaration” in this prospectus supplement. Because you have limited voting rights, you cannot prevent the property trustee from taking actions with which you may not agree.

Holders of trust preferred securities will have limited rights under the subordinated notes.

Except as described below, you, as a holder of trust preferred securities, will not be able to exercise directly any other rights with respect to the subordinated notes.

If an event of default under the declaration of trust of the trust were to occur and be continuing, holders of trust preferred securities would rely on the enforcement by the property trustee of its rights as registered holder of the subordinated notes against Raytheon. In addition, the holders of a majority in stated liquidation amount of the trust preferred securities would have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as the holder of the subordinated notes.

The indenture provides that the indenture trustee must give holders of subordinated notes notice of all defaults or events of default within 90 days after occurrence. However, except in the cases of a default or an event of default in payment on the subordinated notes, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the property trustee were to fail to enforce its rights under the subordinated notes in respect of an indenture event of default after a holder of record of trust preferred securities had made a written request, such holder of record of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against Raytheon to enforce the property trustee’s rights under the subordinated notes. In addition, if Raytheon were to fail to pay interest or principal on the subordinated notes on the date that interest or principal is otherwise payable, except for deferrals permitted by the declaration of trust and the indenture, and this failure to pay were continuing, holders of trust preferred securities may directly institute a proceeding for enforcement of payment of the principal of or interest on the subordinated notes having a principal amount equal to the aggregate stated liquidation amount of their trust preferred securities (a direct action) after the respective due dates specified in the subordinated notes. You may not exercise directly any other remedy available to holders of subordinated notes. In connection with a direct action, Raytheon would have the right under the indenture to set off any payment made to that holder by Raytheon.

The property trustee, as holder of the subordinated notes, will have only limited rights of acceleration.

The property trustee, as holder of the subordinated notes, may accelerate payment of the principal and accrued and unpaid interest on the subordinated notes only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults, breaches of specific covenants and specific events of bankruptcy, insolvency and reorganization relating to Raytheon.

If certain changes in tax law occur, the trust preferred securities may be redeemed, which may have adverse consequences to you.

Raytheon may redeem the subordinated notes (and thereby cause the redemption of the trust preferred securities) in whole at any time upon the occurrence and continuation of a tax event, as defined in the indenture. See “Description of the Subordinated Notes — Tax Event Redemption” in this prospectus supplement. A tax event redemption constitutes a taxable event to the beneficial owners of trust preferred securities. See “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Tax Event Redemption.” If a tax event occurs and we redeem the subordinated notes following May 15, 2004, you will receive for each trust preferred security the $50 liquidation amount plus any accumulated and unpaid distributions on liquidation of your interest in the trust. If the trust preferred securities are redeemed, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate you received on the trust preferred securities.

CAPITALIZATION

The following table sets forth the capitalization of Raytheon and its subsidiaries on a consolidated basis as of September 28, 2003:

•	on an actual basis; and

•	on an actual basis, as adjusted to give effect to this offering.

You should read the information in this table along with the financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 28, 2003 (unaudited)
	Actual	As Adjusted
	(in millions)
Notes payable and current portions of long-term debt	$559	$559
Long-term debt(1)	7,561	7,561

Total debt	8,120	8,120

Stockholders’ equity:
Common stock, par value $0.01, issued and outstanding 416,226,421 shares as of September 28, 2003	4	4
Additional paid-in capital	8,369	8,369
Accumulated other comprehensive income	(2,138)	(2,138)
Treasury stock	(5)	(5)
Retained earnings	2,816	2,816

Total stockholders’ equity	9,046	9,046

Total capitalization	$17,166	$17,166

(1)	Included in long-term debt is $859 million related to Raytheon’s mandatorily redeemable equity securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth the consolidated ratio of earnings to combined fixed charges and preferred stock dividends of Raytheon for the end of the fiscal years 1998, 1999, 2000, 2001 and 2002 and the quarters ended September 28, 2003 and September 29, 2002.

Fiscal Year Ended December 31,					Quarter Ended
1998	1999	2000	2001	2002	September 29, 2002	September 28, 2003
2.9x	2.1x	1.9x	1.1x	2.4x	2.5x	1.8x

For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends:

•	earnings consist of income from continuing operations, taxes on income from continuing operations and fixed charges, less capitalized interest; and

•	fixed charges and preferred stock dividends consist of interest expense, amortization of debt discount and issuance expense, preferred stock dividends and the portion of rents representative of an interest factor and capitalized interest.

USE OF PROCEEDS

The total proceeds of this remarketing are estimated to be $895,074,765. The net proceeds of this remarketing, after deducting the $2,237,687 fees of the remarketing agents, which is equal to 25 basis points (0.25%) of the total proceeds, are estimated to be $892,837,078.

Neither Raytheon nor the trust will receive any proceeds of the remarketing. Instead, the proceeds of the remarketing will be applied as follows. With respect to trust preferred securities that were components of equity security units, an amount equal to $849,480,947 of the net proceeds, which is the treasury portfolio purchase price as defined in the “Description of the Subordinated Notes — Tax Event Redemption” in this prospectus supplement, will be used to purchase the treasury portfolio that will then be pledged to Raytheon, on behalf of holders of equity security units, as security against the stock purchase contract obligations of such holders. The “treasury portfolio” is a portfolio of U.S. Treasury securities that:

•	will pay, on or prior to May 15, 2004, an amount of cash equal to the distribution scheduled to be paid on the remarketed trust preferred securities that were components of equity security units on that date, at the distribution rate assuming no reset of the interest rate in the remarketing; and

•	will pay, on or prior to May 15, 2004, an amount of cash equal to the aggregate stated amount of the remarketed trust preferred securities that were components of equity security units.

On or prior to February 17, 2004, Citigroup Global Markets Inc., as representative of the remarketing agents, will deliver, in exchange for the trust preferred securities, such U.S. Treasury securities to J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), which is acting as collateral agent in connection with Raytheon’s equity security units, to secure the obligation of holders of equity security units participating in the remarketing to purchase shares of Raytheon’s common stock pursuant to the stock purchase contract component of such equity security units.

The proceeds remaining after the deduction of fees payable to the remarketing agents and the purchases described above, which is $43,356,131, will be remitted by Citigroup Global Markets Inc. to the purchase contract agent for the benefit of holders of trust preferred securities that are components of equity security units participating in the remarketing. Raytheon expects the purchase contract agent to distribute such excess proceeds on February 17, 2004 or promptly thereafter to the holders, who are record holders at the close of business on February 10, 2004. None of the holders of separate trust preferred securities elected to participate in the remarketing.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following, together with “Description of the Trust Preferred Securities” in the accompanying prospectus, is a description of the material terms of the trust preferred securities. As the following description is not complete, you should also read the amended and restated declaration of trust of the trust, which will govern your rights as a holder of the trust preferred securities. See “Where You Can Find More Information” in this prospectus supplement.

The trust preferred securities were issued according to the terms of the amended and restated declaration of trust of the trust. The declaration was qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York acts as property trustee under the declaration for purposes of complying with the provisions of the Trust Indenture Act of 1939. The terms of the trust preferred securities include those stated in the declaration, including any amendments thereto, those made part of the declaration by the Trust Indenture Act of 1939 and the Delaware Statutory Trust Act and those which are stated in the trust preferred securities.

Overview

The declaration authorizes the regular trustees to issue, on behalf of the trust, the trust preferred securities and the trust common securities, which represent undivided beneficial ownership interests in the assets of the trust. Raytheon owns directly or indirectly all of the trust common securities. The trust common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the trust preferred securities. However, upon the occurrence and during the continuance of an event of default under the subordinated note indenture, the rights of the holders of the trust common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The declaration does not permit the issuance by the trust of any securities other than the trust common securities and the trust preferred securities or the incurrence of any indebtedness by the trust.

Under the declaration, the property trustee will own the subordinated notes received by the trust for the benefit of the holders of the trust preferred securities and the trust common securities. The payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, are guaranteed by Raytheon to the extent described under “Description of the Guarantee.” The guarantee, when taken together with Raytheon’s obligations under the subordinated notes and the indenture, including Raytheon’s obligations to pay costs, expenses, debts and liabilities of the trust, other than distributions and payments due on the trust preferred securities and the trust common securities, and Raytheon’s obligations under the declaration, has the effect of providing a full and unconditional guarantee of amounts due on the trust preferred securities. The Bank of New York, the guarantee trustee, holds the guarantee for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of trust preferred securities is to vote to direct the property trustee to enforce the property trustee’s rights under the subordinated notes.

Distributions

As an owner of an undivided beneficial interest in the subordinated notes, you will be entitled to receive distributions on the trust preferred securities at a rate per year of 7.00% of the stated liquidation amount of $50 per trust preferred security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the subordinated notes will accrue and, as a result, distributions on the trust preferred securities will accumulate and will be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, subject to the deferral provisions described below, commencing May 15, 2004, when, as and if funds are available for payment. Distributions will be made by the property trustee, except as otherwise described below.

So long as no event of default under the subordinated notes has occurred and is continuing, Raytheon has the right to defer the payment of interest on the subordinated notes at any time or from time to time for a period ending no later than May 15, 2006. As a consequence of any deferral, the trust will defer quarterly distributions on the trust preferred securities during the deferral period. Deferred interest payments will accrue additional interest and, as a result, deferred distributions to which you will be entitled will accumulate additional distributions, compounded quarterly from the relevant payment date for payments during any deferral period, at the deferral rate, to the extent permitted by applicable law.

The trust must pay distributions on the trust preferred securities on the dates payable to the extent that it has funds available in the property account for the payment of those distributions. The trust’s funds available for distribution to you as a holder of the trust preferred securities will be limited to payments received from Raytheon on the subordinated notes. Raytheon will guarantee the payment of distributions on the trust preferred securities out of moneys held by the trust to the extent of available trust funds, as described under “Description of the Guarantee.”

Distributions on the trust preferred securities will be payable to holders as they appear on the books and records of the trust on the relevant record dates. As long as the trust preferred securities remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated notes in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under “— Book-Entry Only Issuance,” below. With respect to trust preferred securities not in book-entry form, the regular trustee(s) will have the right to select relevant record dates, which will be at least one business day but less than 60 business days prior to the relevant payment dates.

If any date on which distributions on the trust preferred securities are to be made is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

Payment Upon Maturity or Prior Redemption of Subordinated Notes

The trust preferred securities do not have a maturity date. However, upon the payment of the subordinated notes at maturity or prior redemption, the proceeds will, after satisfaction of any liabilities to creditors of the trust, be simultaneously applied to redeem trust preferred securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated notes so redeemed. The redemption price will be equal to $50 per trust preferred security plus an amount equal to accumulated and unpaid distributions at the date of the repayment, payable in cash.

Distribution of the Subordinated Notes

Raytheon, as holder of all of the trust common securities of the trust, has the right at any time to dissolve the trust and, after satisfaction of liabilities of creditors of the trust as provided by applicable law, to cause the subordinated notes to be distributed to the holders of the trust preferred securities and the trust common securities provided that Raytheon receives an opinion of counsel stating that the distribution of the subordinated notes in exchange for the trust preferred securities and trust common securities will not result in a taxable event to the holders of the trust preferred securities and trust common securities. As of the date of any distribution of subordinated notes upon dissolution of the trust:

•	the trust preferred securities and the trust common securities will cease to be outstanding;

•	the depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the subordinated notes to be delivered upon the distribution; and

•	any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent subordinated notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, those trust preferred securities until the certificates are presented to Raytheon or its agent for transfer or reissuance.

Raytheon cannot predict the market prices for either the trust preferred securities or the subordinated notes that may be distributed in exchange for the trust preferred securities if a dissolution of the trust were to occur. Accordingly, the trust preferred securities or the subordinated notes that an investor may receive if a dissolution of the trust were to occur may trade at a discount to the price that the investor paid to purchase the trust preferred securities constituting a part of the normal units.

Liquidation Distribution upon Dissolution

In case of a voluntary or involuntary dissolution of the trust, the then holders of the trust preferred securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, subordinated notes in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust preferred securities on a proportionate basis in exchange for those trust preferred securities.

The holders of the trust common securities will be entitled to receive liquidation distributions upon any such dissolution proportionately with the holders of the trust preferred securities. However, if a declaration event of default has occurred and is continuing, the trust preferred securities will have a preference over the trust common securities with regard to those distributions.

Under the declaration of trust of the trust, the trust will dissolve upon the first to occur of:

•	May 15, 2006, the expiration of the term of the trust;

•	Raytheon’s bankruptcy or the bankruptcy of any other holder of the trust common securities;

•	Raytheon’s filing of a certificate of dissolution or its equivalent or the revocation of Raytheon’s certificate of incorporation and the expiration of 90 days after the date of revocation without its reinstatement;

•	the receipt by the property trustee of written direction from Raytheon to dissolve the trust or the filing of a certificate of dissolution or its equivalent with respect to the trust;

•	the distribution of the subordinated notes;

•	the redemption of the subordinated notes upon the occurrence and continuation of a tax event and the application of the proceeds to redeem the trust preferred securities and the trust common securities;

•	the entry of a decree of a judicial dissolution by the holder of the trust common securities, Raytheon or the trust; or

•	the redemption of all of the trust preferred securities and the trust common securities of the trust and the payment of amounts due to the holders of the trust securities.

Declaration Events of Default

An event of default under the indenture for the subordinated notes constitutes an event of default under the declaration with respect to the trust preferred securities. However, under the declaration, the holder of the trust common securities will be deemed to have waived any declaration event of default with respect to the trust common securities until all declaration events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Until all the events of default under the indenture with respect to the subordinated notes concerning the trust preferred securities have been cured, waived or eliminated, only the holders of the trust preferred securities will have the right to direct the property trustee with respect to particular matters under the declaration and, therefore, the indenture. If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, the waiver will also constitute the waiver of the declaration event of default with respect to the trust common securities without any further act, vote or consent of the holders of the trust common securities.

If the property trustee fails to enforce its rights under the subordinated notes in respect of an indenture event of default after a holder of record of trust preferred securities has made a written request, that holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against Raytheon to enforce the property trustee’s rights under the indenture without first proceeding against the property trustee or any other person or entity. In addition, if a declaration event of default has occurred and is continuing and that event is attributable to Raytheon’s failure to pay interest or principal on the subordinated notes on the date that interest or principal is otherwise payable, then you, as a holder of trust preferred securities, may directly institute a proceeding against Raytheon on or after the respective due date specified in the subordinated notes for enforcement of payment (a direct action) to you directly of the principal or interest on the subordinated notes having a principal amount equal to the aggregate stated liquidation amount of your trust preferred securities. In connection with the direct action, Raytheon will have the right under the indenture to set off any payment made to you. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the subordinated notes.

Upon the occurrence of a declaration event of default, the property trustee, as the sole holder of the subordinated notes, will have the right under the indenture to declare the principal of and interest on the subordinated notes to be immediately due and payable. Raytheon and the trust are each required to file annually with the property trustee an officer’s certificate as to Raytheon’s compliance with all conditions and covenants under the declaration.

Voting Rights

Except as described here, under the Trust Indenture Act of 1939 and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” in the accompanying prospectus, and as otherwise required by law and the declaration, the holders of the trust preferred securities will have no voting rights.

Subject to the requirement that the property trustee obtain a tax opinion in specific circumstances provided below, the holders of a majority in aggregate stated liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as holder of the subordinated notes, to:

(1)	exercise the remedies available under the indenture with respect to the subordinated notes;

(2)	waive any past indenture event of default that is waivable under the indenture;

(3)	exercise any right to rescind or annul a declaration that the principal of all the subordinated notes will be due and payable; or

(4)	consent to any amendment, modification or termination of the indenture or the subordinated notes where that consent will be required. However, where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the affected subordinated notes, only the holders of that higher majority in aggregate stated liquidation amount of the trust preferred securities may direct the property trustee to give the consent or take the action.

The property trustee will notify all holders of the trust preferred securities of any notice of default received from the indenture trustee with respect to the subordinated notes. The notice will state that the indenture event of default also constitutes a declaration event of default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee will not take any of the actions described in clause (1), (2) or (3) above unless the property trustee has obtained an opinion of tax counsel experienced in those matters that, as a result of the action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that each holder of trust preferred securities will be treated as owning an undivided beneficial ownership interest in the subordinated notes.

If the consent of the property trustee, as the holder of the subordinated notes, is required under the indenture with respect to any amendment, modification or termination of the indenture or the subordinated notes, the property trustee will request the direction of the holders of the trust preferred securities and the trust common securities with respect to that amendment, modification or termination. The indenture trustee will vote with respect to that amendment, modification or termination as directed by a majority in stated liquidation amount of the trust preferred securities and the trust common securities voting together as a single class. However, where a consent under the indenture would require the consent of a super-majority, the property trustee may only give that consent at the direction of the holders of at least the proportion in stated liquidation amount of then outstanding trust preferred securities and the trust common securities which the relevant super-majority represents of the aggregate principal amount of the subordinated notes outstanding. The property trustee will not take any action in accordance with the directions of the holders of the trust preferred securities and the trust common securities unless the property trustee has obtained an opinion of independent tax counsel experienced in those matters that, as a result of the action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that each holder will be treated as owning an undivided beneficial ownership interest in the subordinated notes.

A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for that purpose, at a meeting of all of the holders of trust preferred securities and trust common securities or pursuant to written consent without a meeting. The regular trustee(s) will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be mailed to each holder of record of trust preferred securities. Each notice will include a statement specifying the following information:

•	the date of the meeting;

•	a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute subordinated notes in accordance with the declaration and the terms of the trust securities.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any trust preferred securities that are owned at that time by Raytheon or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Raytheon, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if those trust preferred securities were not outstanding.

In general, holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Raytheon as the indirect or direct holder of all of the trust common securities. Notwithstanding the foregoing, if an indenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed and replaced by vote of the holders of a majority in liquidation amount of the trust preferred securities.

Modification of the Declaration

The declaration may be modified and amended if approved by the regular trustee(s), Raytheon, in some circumstances, the property trustee or the Delaware trustee. However, if any proposed amendment provides for, or the regular trustee(s) otherwise propose to effect:

(1)	any action that would materially adversely affect the powers, preferences or special rights of the holders of the trust preferred securities, whether by way of amendment to the declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the trust other than according to the terms of the declaration; then the holders of the trust preferred securities and the trust common securities voting together as a single class will be entitled to vote on that amendment or proposal, and that amendment or proposal will not be effective except with the approval of at least a majority in such stated liquidation amount of the trust securities. However, if any amendment or proposal referred to in clause (1) above would materially adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on that amendment or proposal and that amendment or proposal will not be effective except with the approval of a majority in stated liquidation amount of that class of securities. In addition, the declaration may be amended without the consent of the holders of the trust preferred securities, provided that such amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the trust preferred securities, to among other things, cause the trust to continue to be classified as a grantor trust for United States federal income tax purposes.

Notwithstanding the above, no amendment or modification may be made to the declaration if that amendment or modification would:

•	cause the trust to be classified as other than a grantor trust for United States federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the property trustee without the consent of the property trustee; or

•	cause the trust to be deemed an investment company which is required to be registered under the Investment Company Act of 1940, as amended.

Mergers, Consolidations or Amalgamations

The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as described in “— Liquidation Distribution upon Dissolution.”

The trust may, at Raytheon’s request and with the consent of the regular trustee(s) and without the consent of the holders of the trust preferred securities, consolidate, amalgamate, merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, or be replaced by, a trust organized under the laws of any state provided that:

•

if the trust is not the surviving entity, the successor entity either (1) expressly assumes all of the obligations of the trust under the trust preferred securities or (2) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities. The successor securities must rank the same as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Raytheon expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the subordinated notes;

•	if the trust preferred securities are listed or quoted, any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or national automated quotation system or with another organization on which the trust preferred securities are then listed or quoted;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Raytheon receives an opinion of a nationally recognized independent counsel to the trust experienced in those matters that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect other than with respect to any dilution of the holders’ interest in the new entity;

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, either the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

•	Raytheon or any permitted successor or assignee owns, directly or indirectly, all of the common securities of such entity;

•	Raytheon guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee and the common securities guarantee; and

•	such successor entity expressly assumes all of the obligations of the trust.

Notwithstanding the above, the trust will not, except with the consent of holders of 100% in stated liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if that consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes, or would cause each holder of trust preferred securities or trust common securities not to be treated as owning an individual beneficial ownership interest in the subordinated notes.

Book-Entry Only Issuance

The trust preferred securities will be held as one or more fully-registered global trust preferred securities certificates representing the total aggregate number of those trust preferred securities. DTC will act as securities depositary for the trust preferred securities, and the trust preferred securities will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. However, under some circumstances, the regular trustee(s) with Raytheon’s consent may decide not to use the system of book-entry transfers through DTC with respect to the trust preferred securities. In that case, certificates of the trust preferred securities will be printed and delivered to the holders.

Beneficial interest in the trust preferred securities will be shown on, and transfers will be effected only through, records maintained by the depositary and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, Société anonyme, Luxembourg (“Clearstream Banking”). Investors may elect to hold interests in the trust preferred securities through any of the depositary, Euroclear or Clearstream Banking, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Euroclear and Clearstream Banking hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold the securities in customers’ securities accounts in the depositaries’ names on the books of the depositary.

Euroclear and Clearstream Banking have informed Raytheon that: Euroclear and Clearstream Banking each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream Banking provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Banking also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream Banking have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear and Clearstream Banking customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream Banking is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global trust preferred securities as represented by a global certificate.

Purchases of trust preferred securities within the depositary’s system must be made by or through direct participants, which will receive a credit for the trust preferred securities on the depositary’s records. The beneficial ownership interest of each actual purchaser of each trust preferred security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased trust preferred securities. Transfers of ownership interests in the trust preferred securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the trust preferred securities, except if use of the book-entry system for the trust preferred securities is discontinued.

To facilitate subsequent transfers, all the trust preferred securities deposited by participants with the depositary will be registered in the name of the depositary’s nominee, Cede & Co. The deposit of trust preferred securities with the depositary and their registration in the name of Cede & Co. cause no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the trust preferred securities. The depositary’s records reflect only the identity of the direct participants to whose accounts those trust preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as the depositary or its nominee is the registered owner or holder of a global certificate, the depositary or the nominee will be considered the sole owner or holder of the trust preferred securities represented for all purposes under the declaration and the trust preferred securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the applicable depositary procedures, in addition to those provided for under the declaration.

The depositary has advised Raytheon that it will take any action permitted to be taken by a holder of trust preferred securities, including the presentation of trust preferred securities for exchange, only at the direction of one or more participants to whose account the depositary’s interests in the global certificates are credited and only in respect of the portion of the stated liquidation amount of trust preferred securities as to which such participant or participants has or have given such directions. However, if there is a declaration event of default under the trust preferred securities, the depositary will exchange the global certificates for certificated securities, which it will distribute to its participants.

Conveyance of notices and other communications by the depositary to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.

Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither the depositary nor Cede & Co. will itself consent or vote with respect to trust preferred securities. Under its usual procedures, the depositary would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the trust preferred securities are credited on the record date.

Distribution payments on the trust preferred securities issued in the form of one or more global certificates will be made to the depositary in immediately available funds. The depositary’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Those payments will be the responsibility of the participant and not of the depositary, the trust or Raytheon, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Payment of distributions to the depositary is the responsibility of the trust, disbursement of such payments to direct participants is the responsibility of the depositary, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as provided here, a beneficial owner in a global trust preferred security certificate will not be entitled to receive physical delivery of trust preferred securities. Accordingly, each beneficial owner must rely on the procedures of the depositary, Euroclear or Clearstream Banking to exercise any rights under the trust preferred securities.

The depositary may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to the trust. Under these circumstances, if a successor securities depositary is not obtained, trust preferred securities certificates are required to be printed and delivered to holders. Additionally, the regular trustees, with Raytheon’s consent, may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary, with respect to the trust preferred securities. In that case, certificates for the trust preferred securities will be printed and delivered to holders. In each of the above circumstances, Raytheon will appoint a paying agent with respect to the trust preferred securities.

The information in this section concerning the depositary, Euroclear, Clearstream Banking and their book-entry systems has been obtained from sources that Raytheon and the trust believe to be reliable, but neither Raytheon nor the trust take responsibility for its accuracy.

Registrar, Transfer Agent and Paying Agent

Payments in respect of the trust preferred securities represented by the global certificates will be made to the depositary. The depositary will credit the relevant accounts at the depositary on the applicable distribution dates. In the case of certificated securities, those payments will be made by check mailed to the address of the holder entitled to it as that address appears on the register. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the trustees. If The Bank of New York will no longer be the paying agent, the regular trustee(s) will appoint a successor to act as paying agent, which will be a bank or trust company.

The Bank of New York will act as registrar, transfer agent and paying agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be made without charge by or on behalf of the trust. However, payment will be made and any indemnity as the trust or Raytheon may require will be given in respect of any tax or other government charge which may be imposed in relation to it.

Information Concerning the Property Trustee

The property trustee, prior to the occurrence of a default with respect to the trust preferred securities and after the curing of any defaults that may have occurred, undertakes to perform only those duties that are specified in the declaration. The property trustee, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust preferred securities, unless offered indemnity reasonably satisfactory to it by that holder against the costs, expenses and liabilities which it might incur. The holders of trust preferred securities will not be required to offer an indemnity in the case that those holders, by exercising their voting rights, direct the property trustee to take any action it is empowered to take under the declaration following an indenture event of default. The Bank of New York also serves as trustee under the guarantee.

The Bank of New York is one of a number of banks and trust companies with which Raytheon and its subsidiaries maintain ordinary banking and trust relationships.

Governing Law

The declaration and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

The regular trustee(s) are authorized and directed to operate the trust in a way that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940 or be characterized as other than a grantor trust for United States federal income tax purposes. Raytheon is authorized and directed to conduct its affairs so that the subordinated notes will be treated as Raytheon’s indebtedness for United States federal income tax purposes. In this connection, Raytheon and the regular trustee(s) are authorized to take any action not inconsistent with applicable law, the declaration or certificate of trust of the trust or the certificate of incorporation of Raytheon, that Raytheon and the regular trustee(s) determine in Raytheon’s discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the trust preferred securities or vary its terms.

Holders of the trust preferred securities have no preemptive or similar rights.

DESCRIPTION OF THE SUBORDINATED NOTES

The following, together with the description applicable to the trust preferred securities under “Description of Our Debt Securities” in the accompanying prospectus, describes material terms of the trust preferred securities. As the following description is not complete, you should also read the indenture, supplemental indenture relating to the subordinated notes and the subordinated notes themselves which governs the rights of the holders of the subordinated notes. See “Where You Can Find More Information” in this prospectus supplement. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Our Debt Securities,” you should rely on this description.

Under specific circumstances involving the dissolution of the trust, the subordinated notes may be distributed to the holders of the trust preferred securities in liquidation of the trust. See “Description of the Trust Preferred Securities — Liquidation Distribution Upon Dissolution” in this prospectus supplement.

Overview

The subordinated notes were issued under Raytheon’s subordinated indenture dated as of July 3, 1995, as supplemented by a supplemental indenture relating to the subordinated notes (as supplemented, the “indenture”), between Raytheon and The Bank of New York, as indenture trustee. The subordinated notes are unsecured and rank junior to and are subordinate in right of payment to all of Raytheon’s existing and future senior debt to the extent provided in the indenture. See “Description of Our Debt Securities — Subordination of Subordinated Debt Securities” in the accompanying prospectus.

The subordinated notes are not subject to a sinking fund provision. The entire principal amount of the subordinated notes will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest, if any, on May 15, 2006.

Raytheon has the right, subject to certain conditions, to dissolve the trust and cause the subordinated notes to be distributed to the holders of the trust preferred securities. If the trust is dissolved after the stock purchase date (other than as a result of the redemption of the subordinated notes) and you continue to hold trust preferred securities, you will receive your pro rata share of the subordinated notes held by the trust (after liabilities to any creditors of the trust have been satisfied). If the trust is dissolved prior to the stock purchase date and you hold the trust preferred securities as part of a normal unit, then these subordinated notes will be substituted for the trust preferred securities and will be pledged as collateral to secure your obligation to purchase Raytheon’s common stock under your purchase contracts.

If subordinated notes are distributed to holders of the trust preferred securities in liquidation of the holders’ interests in the trust, those subordinated notes will initially be issued in the form of one or more global certificates deposited with the depositary or its nominee. Under certain limited circumstances, the subordinated notes may be issued in certificated form in exchange for the global certificates. In the event that the subordinated notes are issued in certificated form, the subordinated notes will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on subordinated notes issued as global certificates will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the subordinated notes. In the event the subordinated notes are issued in certificated form, principal and interest will be payable, the transfer of the subordinated notes will be registrable and the subordinated notes will be exchangeable for subordinated notes of other denominations of a like aggregate principal amount at the corporate trust office or agency of the indenture trustee in New York City, provided that at Raytheon’s option, payment of interest may be made by check. Notwithstanding the foregoing, so long as the holder of any subordinated notes is the property trustee, Raytheon will make payment of principal and interest on the subordinated notes held by the property trustee at such place and to such account as may be designated by the property trustee.

The indenture does not limit Raytheon’s ability or the ability of its subsidiaries to incur additional indebtedness, including indebtedness that ranks equally or senior to with the subordinated notes. As of September 28, 2003, Raytheon has approximately $7,261 million in book value in total debt senior to its obligations under the subordinated notes.

Interest

Each subordinated note bears interest at the rate of 7.00% per year, payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, subject to the deferral provisions described below, commencing May 15, 2004 and ending on May 15, 2006. Each subordinated note bears interest to the person in whose name that subordinated note is registered, subject to certain exceptions, at the close of business on the business day immediately preceding that interest payment date. If subordinated notes does not remain in book-entry only form, Raytheon will have the right to select record dates, which will be more than one business day but less than 60 business days prior to the interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the subordinated notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day unless that business day is in the next succeeding calendar year, then that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that date. No interest or other payment will change as a result of any such delay or acceleration of the date on which interest is payable on the subordinated notes.

Option to Defer Interest Payment Date

So long as no indenture event of default has occurred and is continuing, Raytheon has the right under the indenture to defer the payment of interest on the subordinated notes at any time or from time to time for a period ending no later than May 15, 2006. Any deferral period, however, must end on an interest payment date. At the end of an extension period, Raytheon must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law.

Prior to the termination of any deferral period, Raytheon may extend such deferral period, provided that such extension does not:

•	cause such extension period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity of the subordinated notes.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, Raytheon may begin a new deferral period, subject to the limitations described above. No interest will be due and payable during a deferral period except at the end thereof. Raytheon must give the indenture trustee notice of its election to begin or extend a deferral period at least five business days prior to the earlier of:

•	the date cash distributions on the related trust preferred securities would have been payable except for the election to begin or extend the deferral period; or

•	the date the trust is required to give notice to any applicable self-regulatory organization or to holders of the trust preferred securities or the record date of the date cash distributions are payable, but in any event not less than five business days prior to such record date.

The indenture trustee will give notice of Raytheon’s election to begin or extend a deferral period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that Raytheon may begin or extend an extension period.

Restrictions on Certain Payments

Raytheon covenants that if at any time:

•	there shall have occurred any event of which Raytheon has actual knowledge that is, or with the giving of notice or solely with the passage of time, or both, would be, an indenture event of default;

•	Raytheon shall be in default with respect to any of its payment obligations under the guarantee; or

•	Raytheon shall have given notice of its election to exercise its right to begin or extend a deferral period as provided in the indenture and will not have rescinded such notice, and such deferral period, or any extension thereof, will have commenced and be continuing, then Raytheon will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock other than stock dividends which consist of stock of the same class as that on which the dividends are being paid;

•	make any payment of principal of or premium, if any, on or interest on or repay or repurchase or redeem any of its debt securities, including other subordinated notes, that rank equal to or junior in right of payment to, or make any other payments in respect of, the subordinated notes provided that during any election specified in the third bullet point above, Raytheon will be permitted to make payments of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank senior in interest to the subordinated notes and to make guarantee payments with respect to any guarantee by Raytheon of the debt of any of its subsidiaries if such guarantee ranks senior in interest to the subordinated notes; or

•	make any guarantee payments with respect to any guarantee by it of the debt securities of any of its subsidiaries, including under any guarantees to be issued by it with respect to securities of other trusts or entities to be established by it similar to the trust, if such guarantee ranks equal to or junior in right of payment to the subordinated notes provided that during any election specified in the third bullet point above, Raytheon will be permitted to make payments of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank senior in interest to the subordinated notes and to make guarantee payments with respect to any guarantee by it of the debt of any of its subsidiaries if such guarantee ranks senior in interest to the subordinated notes, in each case other than:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Raytheon’s capital stock;

•	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the guarantee issued in connection with the offering of the equity security units;

•	the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•	purchases or acquisition of shares of its common stock, in connection with the satisfaction by Raytheon of its obligations under any employee benefit plan or any other contractual obligation (other than a contractual obligation ranking expressly by its terms equal with or junior to the subordinated notes).

So long as the trust preferred securities remain outstanding, Raytheon also will covenant:

•	to maintain 100% direct or indirect ownership of the common securities, provided that any permitted successor under the indenture may succeed to Raytheon’s ownership of the common securities; and

•	to use its best efforts to cause the trust:

•	to remain a statutory trust, except in connection with the distribution of subordinated notes to the holders of the trust preferred securities in liquidation of the trust, the conversion, exchange or redemption of all of such trust preferred securities, or certain mergers or consolidations each as permitted by the declaration of trust;

•	to otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

•	not to cause, as sponsor of the trust, or to permit, as the trust common securities holder, the dissolution, liquidation or winding-up of the trust, except as provided in the declaration of trust.

Tax Event Redemption

If a tax event, as defined below, occurs and is continuing, Raytheon may redeem, at its option, the subordinated notes in whole (but not in part), at a price equal to, for each subordinated note, the redemption amount, as defined below, plus accrued and unpaid interest thereon to the date of redemption, the “tax event redemption date.” Upon a tax event redemption, the trust will use the proceeds having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated notes so redeemed to redeem trust preferred securities, at a price equal to the redemption amount (as defined below) plus any accumulated and unpaid distributions thereon to the date of such redemption. If a tax event redemption occurs prior to the stock purchase date, the redemption price payable in liquidation of the unit holders’ interests in the trust will be distributed to the securities intermediary, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the treasury portfolio on behalf of the holders of the units and remit the remaining portion, if any, of such redemption price to the purchase contract agent for payment to the holders of the units. Thereafter, the applicable ownership interest of the treasury portfolio will be substituted for the trust preferred securities and will be pledged to the collateral agent to secure the unit holders’ obligations to purchase Raytheon’s common stock under the related purchase contract. If a tax event redemption occurs after the stock purchase date, the treasury portfolio will not be purchased and the proceeds will be distributed to the purchase contract agent for payment to the holders of the trust preferred securities. If a tax event redemption occurs, holders of trust preferred securities that are not part of units will directly receive proceeds from the redemption of the subordinated notes.

“Tax event” means the receipt by Raytheon and the trust of an opinion of counsel, rendered by a law firm having a recognized tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities, there is more than an insubstantial increase in the risk that (1) the trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the subordinated notes, (2) interest payable by Raytheon on the subordinated notes is not, or within 90 days of the date of such opinion, will not be, deductible by it, in whole or in part, for United States federal income tax purposes, or (3) the trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Redemption amount” means, for each subordinated note, the product of the principal amount of such subordinated note and a fraction, the numerator of which is the treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

“Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City, a “primary treasury dealer,” to the quotation agent, as defined below, on the third business day preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

“Applicable principal amount” means either (1) if the tax event redemption date occurs prior to the stock purchase date, the aggregate principal amount of the subordinated notes corresponding to the aggregate stated liquidation amount of the trust preferred securities that are part of the units on the tax event redemption date or (2) if the tax event redemption date occurs on or after the stock purchase date, the aggregate principal amount of the subordinated notes corresponding to the aggregate stated liquidation amount of the trust preferred securities outstanding on the tax event redemption date.

“Treasury portfolio” means, with respect to the applicable principal amount of subordinated notes, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of treasury securities that mature on or prior to the stock purchase date in an aggregate amount at maturity equal to the applicable principal amount and (b) with respect to each scheduled interest payment date on the subordinated notes that occurs after the tax event redemption date, principal or interest strips of treasury securities that mature on or prior to such date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the applicable principal amount of the subordinated notes on such date.

“Quotation agent” means any primary treasury dealer selected by Raytheon.

Defeasance

Under certain circumstances, including the receipt of an opinion of tax counsel as described under “Description of Our Debt Securities” in the accompanying prospectus, Raytheon will be deemed to have discharged the entire indebtedness on all of the outstanding notes by defeasance, or to be discharged from certain covenants otherwise applicable to the notes and described in the accompanying prospectus under the heading “Description of Our Debt Securities — Covenants.” See “Description of Our Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus for a description of the terms of such a defeasance.

Book-Entry Only Issuance

The subordinated notes will be issued in fully registered form. Until any dissolution of the trust, the subordinated notes will be held in the name of the property trustee in trust for the benefit of the holders of the related trust preferred securities. If distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution of the trust, the subordinated notes will be issued in the form of one or more global certificates (each, a “global security”) registered in the name of the depositary or its nominee.

Except under the limited circumstances described below, subordinated notes represented by the global security will not be exchangeable for, and will not otherwise be issuable as, subordinated notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of subordinated notes in certificated form and will not be considered its holders for any purpose under the indenture. No global security representing subordinated notes will be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the indenture.

If subordinated notes are distributed to holders of trust preferred securities in liquidation of those holders’ interests in the trust, DTC will initially act as securities depositary for the subordinated notes. As of the date of this prospectus supplement, the description of the depositary’s book-entry system and the depositary’s practices as they relate to purchases, transfers, notices and payments with respect to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by the depositary. Raytheon may appoint a successor to the depositary or any successor depositary if the depositary or a successor depositary is unable or unwilling to continue as a depositary for the global securities.

Neither Raytheon nor the trust, the property trustee, any paying agents, any of Raytheon’s other agents or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the subordinated notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

A global security will be exchangeable for subordinated notes registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies Raytheon that it is unwilling or unable to continue as a depositary for that global security and Raytheon does not appoint an eligible successor depositary within 90 days;

•	the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at which time the depositary is required to be so registered to act as a depositary and Raytheon does not appoint an eligible successor depositary within 90 days; or

•	Raytheon, in its sole discretion, determines that the global security will be so exchangeable.

Any global security that is exchangeable according to the preceding sentence will be exchangeable for subordinated notes registered in those names as the depositary will direct. It is expected that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

Payments and Paying Agents

Payment of principal of and interest on the subordinated notes will be made at the office of the indenture trustee in the City of New York or at the office of such paying agent or paying agents as Raytheon may designate from time to time, except that at Raytheon’s option payment of any interest may be made, except in the case of a global certificate representing subordinated notes, by:

•	check mailed to the address of the person entitled thereto as such address will appear in the applicable securities register for subordinated notes; or

•	wire transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any subordinated note will be made to the person in whose name such subordinated note is registered at the close of business on the record date for such interest, except in the case of defaulted interest. Raytheon may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, Raytheon will at all times be required to maintain a paying agent in each place of payment for the subordinated notes.

Any money deposited with the indenture trustee or any paying agent, or then held by Raytheon in the trust, for payment of the principal of or interest on any subordinated notes and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at Raytheon’s request, be repaid to it and the holder of such subordinated notes will thereafter look, as a general unsecured creditor, only to Raytheon for payment thereof.

If the subordinated notes are issued in the form of a global certificate registered in the name of the depositary or its nominee, Raytheon will make any payments on the securities to the depositary, which will initially be DTC. DTC’s practice is to credit direct participants’ accounts on the payable date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Raytheon or any trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

Raytheon or the applicable trustee will be responsible for the payment of all amounts to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners.

Effect of Obligations Under the Subordinated Notes and the Guarantee

As provided in the declaration, the sole purpose of the trust is to issue the trust preferred securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from the issuance and sale in the subordinated notes and engage only in other activities necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the subordinated notes, those payments will be sufficient to cover distributions and payments due on the trust preferred securities because of the following factors:

•	the aggregate principal amount of the subordinated notes will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

•	the interest rate and the interest and other payment dates on the subordinated notes will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	Raytheon, as borrower under the indenture, will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the trust, other than distributions and payments due on the trust preferred securities; and

•	the declaration further provides that trustees will not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

Payments of distributions, to the extent funds are available, and other payments due on the trust preferred securities, to the extent funds therefor are available, are guaranteed by Raytheon to the extent provided under “Description of the Guarantee.” If Raytheon does not make interest payments on the subordinated notes purchased by the trust, the trust will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions.

If Raytheon fails to make interest or other payments on the subordinated notes when due, taking account of any deferral period, the declaration provides a mechanism enabling the holders of the trust preferred securities to direct the property trustee to enforce its rights under the indenture. If the property trustee fails to enforce its rights under the indenture in respect of an indenture event of default, a holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Raytheon to enforce the property trustee’s rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to Raytheon’s failure to pay interest or principal on the subordinated notes on the date that interest or principal is otherwise payable, then a holder of trust preferred securities may directly institute a proceeding against Raytheon for payment. Raytheon, under the guarantee, acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the trust preferred securities. If Raytheon fails to make payments under the guarantee, the guarantee provides a mechanism enabling the holders of the trust preferred securities to direct the guarantee trustee to enforce its rights under the guarantee. Notwithstanding the above, if Raytheon fails to make a payment under the guarantee, any holder of trust preferred securities may institute a legal proceeding directly against Raytheon to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

The guarantee, when taken together with Raytheon’s obligations under the subordinated notes and the indenture and Raytheon’s obligations under the declaration, including its obligations under the indenture to pay costs, expenses, debts and liabilities of the trust, other than distributions and payments due on the trust preferred securities, has the effect of providing a full and unconditional guarantee of amounts due on the trust preferred securities.

DESCRIPTION OF THE GUARANTEE

The following, together with the “Description of the Trust Preferred Securities Guarantee” and “Relationship among the Trust Preferred Securities, the Debt Securities and the Guarantee” in the accompanying prospectus, is a description of the material terms of the guarantee. The terms of the guarantee are those set forth in the guarantee agreement and those made part of the guarantee agreement by the Trust Indenture Act of 1939. As the following description is not complete, you should read the guarantee itself, which will govern your rights to the guarantee as a beneficial holder of trust preferred securities. See “Where You Can Find More Information” in this prospectus supplement. In addition, to the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of the Trust Preferred Securities Guarantee” and “Relationship among the Trust Preferred Securities, the Debt Securities and the Guarantee” you should rely on this description.

Overview

To the extent described below, Raytheon will agree to pay the following amounts in full if they are not paid by the trust:

•	any accumulated and unpaid distributions on the trust preferred securities to the extent it has made corresponding payments on the subordinated notes to the property trustee;

•	the redemption price for any trust preferred securities called for redemption by the trust, including all accumulated and unpaid distributions to the date of redemption, to the extent it has made corresponding payments on the subordinated notes to the property trustee; and

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of the trust preferred securities in liquidation of the trust.

Raytheon will not be required to make these liquidation payments if:

•	the trust distributes the subordinated notes to the holders of the trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or payment of the subordinated notes.

The guarantee is a guarantee from the time of issuance of the trust preferred securities. Raytheon will be obligated to make guarantee payments when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. Raytheon may satisfy its obligations to make guarantee payments either by making payments directly to holders of the trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the trust to make the payments to them.

The guarantee only covers distributions and other payments on the trust preferred securities if and to the extent Raytheon has made corresponding payments on the subordinated notes to the property trustee. If Raytheon does not make those corresponding payments:

•	the property trustee will not make distributions on the trust preferred securities;

•	the trust will not have funds available for payments on the trust preferred securities; and

•	Raytheon will not be obligated to make guarantee payments.

Raytheon’s obligation to make guarantee payments will be:

•	unsecured;

•	subordinated; and

•	senior to Raytheon’s share capital.

Raytheon will, through the guarantee, the subordinated notes and the indenture, taken together, fully and unconditionally guarantee, on a subordinated and unsecured basis, all of the trust’s obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the trust’s obligations under the declaration of trust. The guarantee also irrevocably and unconditionally guarantees the obligations of the trust with respect to the trust common securities. However, in the case of a guarantee event of default, holders of trust preferred securities will have priority over holders of trust common securities with respect to distributions and payments in liquidation and redemption.

Ranking

The guarantee will constitute Raytheon’s subordinated and unsecured obligation. The guarantee does not place a limitation on the amount of additional debt that may be incurred by Raytheon. Raytheon expects from time to time to incur additional indebtedness, including subordinated debt.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against Raytheon to enforce its right under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be issued and held for your benefit.

Covenants of Raytheon

Under the guarantee, Raytheon will agree that, as long as any trust preferred securities issued by the trust are outstanding, it will not make the payments and distributions described below if:

•	Raytheon is in default on its guarantee payments or other payment obligations under the guarantee;

•	any event of default under the declaration of trust has occurred and is continuing; or

•	Raytheon has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, Raytheon will agree that it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the subordinated notes or make any guarantee payments with respect to any guarantee by Raytheon of the debt of any of its subsidiaries if such guarantee ranks equally with or junior in interest to the subordinated notes; provided that during any election specified in the third bullet point above, Raytheon will be permitted to make payments of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank senior in interest to the subordinated notes and to make guarantee payments with respect to any guarantee by Raytheon of the debt of any of its subsidiaries if such guarantee ranks senior in interest to the subordinated notes.

However, even during such circumstances, Raytheon may:

•	purchase or acquire its capital stock in connection with the satisfaction by Raytheon of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring Raytheon to purchase its capital stock;

•	purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in its capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the ownership and disposition of the trust preferred securities acquired by you in the remarketing and held by you as capital assets. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules, such as those applicable to:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities;

•	persons holding the trust preferred securities as part of a “straddle,” “hedge,” “conversion” or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	certain former citizens or residents of the United States;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; and

•	persons subject to the alternative minimum tax.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. You are urged to consult your tax adviser with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trust Preferred Securities

In connection with the issuance of the equity security units, special counsel to Raytheon delivered an opinion that was filed as an exhibit to the prospectus supplement filed with the Securities and Exchange Commission by Raytheon and the trust on May 4, 2001 that under current law, assuming compliance with the terms of the declaration of trust, and based on certain facts and assumptions contained in that opinion, the trust would be classified for U.S. federal income tax purposes as a grantor trust and would not be subject to tax as an association taxable as a corporation. Consistent with the opinion received from its special counsel at the time of the formation of the trust, Raytheon has treated and will continue to treat the trust as a grantor trust for U.S. federal income tax purposes. As a result of acquiring the trust preferred securities, you will be treated as owning an undivided beneficial interest in the subordinated notes held by the trust. Accordingly, you will be required to include in your gross income your pro rata share of all items of the income arising from the subordinated notes, as described below. Because income from the subordinated notes will constitute interest for U.S. federal income tax purposes (as described below), corporate holders will not be entitled to a dividends-received deduction in respect of their income from the trust preferred securities, and individual holders will not be entitled to a reduced rate of taxation applicable to certain dividends in respect of their income from the trust preferred securities.

Classification of the Subordinated Notes

In connection with the issuance of the equity security units, special counsel to Raytheon delivered an opinion that was filed as an exhibit to the prospectus supplement filed with the Securities and Exchange Commission by Raytheon and the trust on May 4, 2001 that under current law, based on certain facts and assumptions contained in that opinion, the subordinated notes would be classified as indebtedness for U.S.

federal income tax purposes. Generally, characterization of an obligation as indebtedness for U.S. federal income tax purposes is made at the time of the issuance of the obligation. Consistent with the opinion received from its special counsel at the time of the issuance of the subordinated notes, Raytheon has treated and will continue to treat the subordinated notes as indebtedness for U.S. federal income tax purposes. By accepting a beneficial ownership interest in the subordinated notes as a result of acquiring trust preferred securities in the remarketing, you will be deemed to have agreed with Raytheon and the trust to treat the subordinated notes as indebtedness for U.S. federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (“IRS”) or, if so challenged, that the challenge would not be successful.

Because of the manner in which the interest rate on the subordinated notes is reset, Raytheon has treated and will continue to treat the subordinated notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments (the “contingent payment debt regulations”). However, the proper application of the contingent payment debt regulations to the subordinated notes following the remarketing is uncertain in a number of respects, and no assurance can be given that the IRS will not assert that the subordinated notes should be treated differently than as described below. A different treatment of the subordinated notes could affect the amount, timing and character of income, gain or loss with respect to an investment in the subordinated notes. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the subordinated notes.

The remainder of this discussion assumes that the subordinated notes will be treated as indebtedness subject to the contingent payment debt regulations as described above.

Tax Consequences to U.S. Holders

This subsection describes the material U.S. federal income tax considerations to you if you are a “U.S. Holder,” i.e., for U.S. federal income tax purposes, you are a beneficial owner of a trust preferred security and:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals Based on Comparable Yield and Projected Payment Schedule

Under the contingent payment debt regulations (subject to the discussion below), regardless of your method of accounting for U.S. federal income tax purposes, you are required to accrue interest income on the subordinated notes on a constant yield basis at an assumed yield (the “comparable yield”) that was determined at the time of issuance of the subordinated notes. The comparable yield for the subordinated notes is based on the yield at which Raytheon could have issued, at the time of issuance of the subordinated notes, a fixed rate debt instrument with no contingent payments, but with terms otherwise similar to those of the subordinated notes. Solely for purposes of determining the amount of interest income that accrues on the subordinated notes, Raytheon was required, at the time of issuance of the subordinated notes, to construct a “projected payment schedule” in respect of the subordinated notes representing a series of payments the amount and timing of which would produce a yield to maturity on the subordinated notes equal to the comparable yield.

For U.S. federal income tax purposes, you generally are required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule that was established by Raytheon in determining interest accruals and adjustments in respect of a subordinated note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS. However, there is uncertainty regarding the manner in which the contingent payment debt regulations apply to the remarketing, including whether there should be a change in the projected payment schedule and the precise mechanics for determining the total amount and timing of the adjustments to the interest accruals. For its own reporting purposes, Raytheon intends not to change the original projected payment schedule created at the time of the issuance of the subordinated notes. The following discussion assumes that you will use this original projected payment schedule as well. Based on advice of its counsel, Davis Polk & Wardwell, Raytheon believes that the application of the contingent payment debt regulations to the remarketing as described further below is a reasonable interpretation of these regulations.

Furthermore, assuming that you report your income in a manner consistent with Raytheon’s position described below, the amount of income that you will recognize in respect of the subordinated notes generally should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the subordinated notes were not subject to the contingent payment debt regulations. No assurance can be given that the IRS will agree with the application of the contingent payment debt regulations to the remarketing in the manner described below.

The amount of interest on a subordinated note that accrues in an accrual period is the product of the comparable yield on the subordinated note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the subordinated note. The daily portions of interest in respect of a subordinated note are determined by allocating to each day in an accrual period the ratable portion of interest on the subordinated note that accrues in the accrual period. The initial adjusted issue price of a subordinated note underlying a trust preferred security acquired by you in the remarketing will equal $50.761 per $50 principal amount as of the remarketing date (the “initial adjusted issue price”). For any accrual period thereafter, the adjusted issue price will be (x) the sum of the initial adjusted issue price of the subordinated note and all interest previously accrued on such subordinated note starting from the remarketing date (disregarding any positive or negative adjustments described below, including the adjustments reflecting the actual reset rate and additional potential adjustments) minus (y) the total amount of the projected payments on the subordinated note for all previous accrual periods starting from the remarketing date.

At the time of the issuance of the subordinated notes, Raytheon determined that the comparable yield was 7.50% and the projected payment schedule for the subordinated notes, per $50 principal amount, was $0.933 on August 15, 2001, $0.875 for each subsequent quarterly payment date to and including February 15, 2004, and $1.029 for each quarterly payment date after February 15, 2004. Raytheon also determined that the projected payment for the subordinated notes, per $50 principal amount, at the maturity date was $51.029 (which included the stated principal amount of the subordinated notes as well as the final projected interest payment). Based on the comparable yield of 7.50% and the initial adjusted issue price of $50.761 per $50 principal amount, you will be required (regardless of your accounting method) to accrue interest as the sum of the daily portions of interest on the subordinated note for each day in the taxable year on which you hold the subordinated note, adjusted as set forth below.

Adjustments Reflecting the Actual Reset Rate

Based on the annual rate of 7.00% set by Citigroup Global Markets Inc., as representative of the remarketing agents in the remarketing, actual payments on the subordinated notes, per $50 principal amount, will be $0.875 for each quarterly payment date after February 15, 2004. Because these payments will differ from the projected quarterly payments of $1.029, and because Raytheon believes that the possibility that it will defer any interest payment on the subordinated notes is remote, you and Raytheon will be required to account for these differences, as negative adjustments to interest accrued based on the comparable yield of 7.50%, in a reasonable manner over the period to which they relate. For its own reporting purposes, Raytheon intends to treat the difference of $0.154 between the projected payment of $1.029 and the actual payment of $0.875 on the subordinated note as a negative adjustment to the interest accrued (based on the 7.50% comparable yield) during each preceding quarter. You are not required to use the same method to account for the differences between the actual payments and the projected payment schedule so long as you make these negative adjustments in a reasonable manner.

Adjusted Tax Basis of the Trust Preferred Securities and Subordinated Notes; Additional Potential Adjustments

Your initial adjusted tax basis in the trust preferred security acquired by you in the remarketing and your initial adjusted tax basis in the subordinated note underlying the trust preferred security will equal the amount that you pay for the trust preferred security representing a beneficial interest in the subordinated note. Your adjusted tax basis in the subordinated note for any accrual period following the remarketing will be (x) the sum of your initial adjusted tax basis in the subordinated note and any interest previously accrued on such subordinated note starting from the remarketing date (disregarding any positive or negative adjustments, other than those described immediately below) minus (y) the total amount of the projected payments on the subordinated note for all previous accrual periods starting from the remarketing date. Your adjusted tax basis in the trust preferred security will continue to be equal to your adjusted tax basis in the underlying subordinated note.

If your initial adjusted tax basis in a subordinated note underlying a trust preferred security acquired in the remarketing differs from the initial adjusted issue price in such subordinated note, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the subordinated note and the initial adjusted issue price of $50.761 per $50 principal amount by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the subordinated note. If your initial adjusted tax basis in a subordinated note is greater than its initial adjusted issue price, you will take the difference into account as a negative adjustment to interest on the date the daily portion accrues or the projected payment is made. If your initial adjusted tax basis in a subordinated note is less than its initial adjusted issue price, you will take the difference into account as a positive adjustment to interest on the date the daily portion accrues or the projected payment is made. The adjusted tax basis of a subordinated note will be decreased by any such negative adjustments and increased by any such positive adjustments. To the extent that your negative adjustment exceeds your positive adjustment, such excess is a net negative adjustment that is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code.

Upon accruing interest income based on the comparable yield of 7.50% and making positive and negative adjustments that reflect the actual reset rate as described in the immediately preceding subsection and the possible difference between your initial adjusted tax basis in the subordinated note and its initial adjusted issue price of $50.761 per $50 principal amount as described in this subsection, the amount of income that you will recognize in respect of the subordinated notes generally should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the subordinated notes were not subject to the contingent payment debt regulations.

Sale, Exchange or Retirement of the Trust Preferred Securities

Upon a sale, exchange or retirement of a trust preferred security, you will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the trust preferred security. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you held the trust preferred security for more than one year immediately prior to such sale, exchange or retirement. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If you sell the trust preferred security at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS under recently promulgated Treasury regulations.

Distribution of Subordinated Notes to the Holders of Trust Preferred Securities

Under current law, a distribution by the trust of the subordinated notes upon liquidation of the trust generally will not be taxable to you. You will have an aggregate tax basis in the subordinated notes received in the liquidation equal to your aggregate tax basis in the trust preferred securities surrendered, and the holding period of the distributed subordinated notes will include the period during which you held the trust preferred securities. You will continue to include interest from the subordinated notes you receive from the trust as described above.

Tax Event Redemption

A tax event redemption of the trust preferred securities will be a taxable event for you and will be subject to tax in the manner described in “— Sale, Exchange or Retirement of the Trust Preferred Securities.”

Tax Consequences to Non-U.S. Holders

This subsection describes the material U.S. federal income tax considerations to you if you are a “Non-U.S. Holder,” i.e., for U.S. federal income tax purposes, you are a beneficial owner of a trust preferred security and:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

All payments on the trust preferred securities made to you and any gain realized on a sale of the trust preferred securities will be exempt from U.S. federal income and withholding tax, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of Raytheon stock entitled to vote, you are not a controlled foreign corporation related, directly or indirectly, to Raytheon through stock ownership, and you are not a bank receiving certain types of interest,

•	you have fulfilled the certification requirement described below,

•	such payments are not effectively connected with the conduct by you of a trade or business in the United States, and

•	in the case of gain realized on the sale, exchange or retirement of the trust preferred securities, if you are a nonresident alien individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met.

The certification requirement referred to above will be fulfilled if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address.

If you are engaged in a trade or business in the United States, and if payments on the trust preferred securities are effectively connected with the conduct of this trade or business, you, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. You should consult your own tax adviser with respect to other tax consequences of the ownership of the trust preferred securities, including the possible imposition of a 30% branch profits tax.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments on the trust preferred securities and the proceeds from a sale or other disposition of the trust preferred securities. You may receive statements containing the information reflected on these returns. The amounts reported to you may not reflect the amounts that you will be required to include in income in respect of the trust preferred securities, even if you take adjustments into account in the manner described above. Please consult your tax adviser regarding calculating your taxable income from the trust preferred securities based on the amounts reported to you and other information available to you, including the information provided in this prospectus supplement.

If you are a U.S. Holder, you may be subject to United States backup withholding tax on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. If you are a Non-U.S. Holder, you may be subject to United States backup withholding tax on these payments unless you comply with certification procedures to establish that you are not a U.S. person. The certification procedures required of you to claim the exemption from withholding tax on certain payments on the trust preferred securities described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. Regardless of whether you are a U.S. Holder or a Non-U.S. Holder, amount of any backup withholding from a payment will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the preferred securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan.

In considering an investment in the securities of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Any insurance company proposing to invest assets of its general account in the securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not the underlying assets of the trust or Raytheon were deemed to include “plan assets,” as described below, the acquisition and/or holding of the securities by a plan with respect to which Raytheon, the trust, or any of the remarketing agents is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the units. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trust partnerships, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA and the Code do not define “plan assets.” However, regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when a plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity’s equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, “benefit plan investors” include all employee benefit plans, whether or not subject to ERISA or the Code, including “Keogh” plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include “plan assets” under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

There can be no assurance that equity participation by benefit plan investors in the trust will not be significant and it is not anticipated that the trust will qualify as an operating company or register as an investment company under the Investment Company Act of 1940. Nor can there be any assurance that the trust will qualify for any other exception to the 25% rule.

Plan Asset Consequences

If the assets of the trust were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the trust, and (ii) the possibility that certain transactions in which the trust might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Because of the foregoing, the securities should not be purchased or held by any person investing “plan assets” of any plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable similar laws.

Representations

Accordingly, by acceptance of the securities, each purchaser and subsequent transferee of the units will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire the securities constitutes assets of any plan or (ii) the purchase and holding of the securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the units on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding of the units.

REMARKETING

The remarketing was conducted pursuant to a remarketing agreement among Raytheon, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Credit Lyonnais Securities (USA) Inc., Lazard Frères & Co. LLC and The Royal Bank of Scotland plc, as remarketing agents. Under the remarketing agreement, the remarketing agents agreed to use their commercially reasonable best efforts to sell the remarketed trust preferred securities in this remarketing for a price equal to at least 100.25% of the treasury portfolio purchase price, as defined in “Description of the Subordinated Notes — Tax Event Redemption” in this prospectus supplement, which the remarketing agents determined on February 11, 2004 is equal to 101.832% of the aggregate stated amount of the remarketed trust preferred securities (or $50.916 per $50 of stated amount) . The remarketing value with respect to the trust preferred securities being offered in this remarketing is the sum of:

•	the value at February 11, 2004 of such amount of U.S. Treasury securities as will pay, on or prior to May 15, 2004, an amount of cash equal to the interest scheduled to be paid on the remarketed trust preferred securities that were components of equity security units on that date, at the rate of interest assuming no reset of the interest rate in the remarketing; and

•	the value at February 11, 2004 of such amount of U.S. Treasury securities as will pay, on or prior to May 15, 2004, an amount of cash equal to the aggregate principal amount of the remarketed trust preferred securities that were components of equity security units.

The remarketing agents will use a portion of $895,074,765, the total proceeds of the remarketing of trust preferred securities comprising a part of equity security units, to purchase the treasury portfolio, which will be pledged to support the obligations of such holders of equity security units to purchase shares of Raytheon’s common stock under the related stock purchase contracts.

The proceeds remaining after deduction of fees payable to the remarketing agents and the purchases described above, which is approximately $43,356,131, will be remitted by Citigroup Global Markets Inc. to the purchase contract agent for the benefit of holders of trust preferred securities that are components of equity security units participating in the remarketing. Raytheon expects the purchase contract agent to distribute such excess proceeds on February 17, 2004 or promptly thereafter to the holders, who are record holders at the close of business on February 10, 2004.

None of the holders of separate trust preferred securities elected to participate in the remarketing.

Pursuant to the remarketing agreement, the remarketing agents will retain a total remarketing fee equal to 25 basis points (0.25%) of the total proceeds of the remarketing. The following table summarizes the remarketing fee to be paid to each remarketing agent:

	Per Trust Preferred Security	Total
Price to Public(1)	107.0300%	$895,074,765

Remarketing Fee to Remarketing Agents (as a Percentage of Price to Public):
Citigroup Global Markets Inc.	0.0875%	$783,191
J.P. Morgan Securities Inc.	0.0500%	$447,538
UBS Securities LLC	0.0500%	$447,538
Credit Lyonnais Securities (USA) Inc.	0.0208%	$186,474
Lazard Frères & Co. LLC	0.0208%	$186,474
The Royal Bank of Scotland plc	0.0208%	$186,474

	0.2500%	$2,237,687

Net Proceeds to Participating Holders of the Trust Preferred Securities	106.7624%	$892,837,078

(1)	The Price to the Public does not include accrued interest from and including February 15, 2004. Accrued interest from and including February 15, 2004 to but excluding February 17, 2004 is approximately $.019 per trust preferred security.

Raytheon has been advised by the remarketing agents that they propose initially to remarket the trust preferred securities to investors at the price to the public set forth on the cover page of this prospectus supplement. After the initial remarketing, the offering price may be changed.

The trust preferred securities will not be listed on any national securities exchange.

Each remarketing agent has respresented, warranted and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any trust preferred securities included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any trust preferred securities included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the trust preferred securities included in this offering in, from or otherwise involving the United Kingdom;

•	the offer in The Netherlands of the trust preferred securities included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises);

•	(1) it has not offered or sold and will not offer or sell the trust preferred securities in Hong Kong SAR by means of this prospectus supplement or any other document, other than to persons whose ordinary business involves buying or selling shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (2) unless it is a person who is permitted to do so under the securities laws of Hong Kong SAR, it has not issued or held for the purpose of issue in Hong Kong and will not issue or hold for the purpose of issue in Hong Kong SAR this prospectus supplement, any other offering material or any advertisement, invitation or document relating to the trust preferred securities, otherwise than with respect to the trust preferred securities intended to be disposed of to persons outside Hong Kong SAR or only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent;

•	the trust preferred securities offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan, and it has not offered or sold and will not offer or sell, directly or indirectly, the notes in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law; and

•	this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the trust preferred securities, may not be circulated or distributed, nor may the trust preferred securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Raytheon has been advised that the remarketing agents presently intend to make a market in the trust preferred securities; however, none of the remarketing agents is obligated to do so. Any such market-making may be discontinued at any time, for any reason and without notice. If any of the remarketing agents ceases to act as a market-maker for the trust preferred securities for any reason, there can be no assurance that another firm or person will make a market in the trust preferred securities. There can be no assurance that an active market for the trust preferred securities will develop or, if a market does develop, at what prices the trust preferred securities will trade.

In connection with this remarketing and in compliance with applicable law, the remarketing agents may effect transactions which stabilize, maintain or otherwise affect the market price of the trust preferred securities at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the trust preferred securities or effecting purchases of the trust preferred securities for the purpose of pegging, fixing, or maintaining the price of the trust preferred securities or for the purpose of reducing a syndicate short position created in connection with the remarketing. Finally, the remarketing agents may reclaim selling concessions allowed to dealers for distributing the trust preferred securities in this remarketing, if they repurchase previously distributed remarketing agents preferred securities in transactions to cover short positions, in stabilization transactions or otherwise. The remarketing agents are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

Neither Raytheon nor any of the remarketing agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust preferred securities. In addition, neither Raytheon nor any of the remarketing agents makes any representation that the remarketing agents will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Because the NASD views the trust preferred securities as interests in a direct participation program, the remarketing is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. The remarketing agents may not confirm sales to any discretionary account without the prior specific written approval of a customer.

Raytheon has agreed to indemnify the remarketing agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the remarketing agents may be required to make in respect of such liabilities.

Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Credit Lyonnais Securities (USA) Inc., Lazard Frères & Co. LLC and The Royal Bank of Scotland plc have each in the past provided, or may in the future provide, investment banking and underwriting services to Raytheon and its affiliates for which it has received, or will receive, customary compensation.

J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, N.A.) (“J.P. Morgan Trust Company”), an affiliate of J.P. Morgan Securities Inc., is the Collateral Agent, Custodial Agent and Securities Intermediary under the Pledge Agreement, dated as of May 9, 2001, among Raytheon, The Bank of New York, as Purchase Contract Agent and J.P. Morgan Trust Company, pursuant to which the trust preferred securities are secured against the obligation of holders of units to purchase common stock of Raytheon as required by their stock purchase contracts. Citicorp USA, Inc., an affiliate of Citigroup Global Markets Inc., is a lender under Raytheon’s credit facility.

Lazard Fréres & Co. LLC (“Lazard”) has entered into an agreement with Mitsubishi Securities (USA), Inc. (“Mitsubishi”) pursuant to which Mitsubishi provides certain advisory and/or other services to Lazard, including in respect of this offering. In return for the provision of such services by Mitsubishi to Lazard, Lazard will pay to Mitsubishi a mutually agreed upon fee.

LEGAL MATTERS

Jay B. Stephens, Esq., Senior Vice President and General Counsel of Raytheon, will pass upon the validity of Raytheon’s subordinated notes and guarantee. As of the date of this prospectus supplement, Mr. Stephens holds 67,062 shares of common stock and options to acquire an additional 190,000 shares of common stock. The validity of the trust preferred securities offered pursuant to the remarketing will be passed upon by Richards, Layton and Finger, P.A. Certain legal matters, including certain federal income tax matters, will be passed upon for Raytheon by Davis Polk & Wardwell. The remarketing agents will be represented by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Raytheon files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement, of which this prospectus supplement and accompanying prospectus form a part, and any other document Raytheon files at the SEC’s public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the worldwide web site (http://www.sec.gov) maintained by the SEC. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. Raytheon’s common stock, $0.01 par value per share, is listed on the NYSE, the Chicago Stock Exchange and the Pacific Exchange, where reports, proxy statements and other information concerning Raytheon can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

The SEC allows Raytheon to “incorporate by reference” the information it files with them, which means that Raytheon can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about Raytheon that is not included in or delivered with this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information.

The documents listed below are incorporated by reference in this prospectus:

•	Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 24, 2003;

•	Raytheon’s Quarterly Report on Form 10-Q for the quarters ended September 28, 2003 filed with the SEC on November 12, 2003, July 29, 2003 filed with the SEC on August 4, 2003 and March 30, 2003 filed with the SEC on May 1, 2003;

•	Raytheon’s Proxy Statement on Schedule 14A, relating to Raytheon’s annual meeting of shareholders held on April 23, 2003, filed with the SEC on March 28, 2003;

•	Raytheon’s Current Report on Form 8-K filed with the SEC on December 2, 2003; and

•	any future filings made by Raytheon with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until Raytheon sells all of the securities.

Raytheon will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Secretary, Raytheon Company

870 Winter Street

Waltham, Massachusetts 02421

You may direct telephone requests to the Secretary of Raytheon at (781) 522-3000.

PROSPECTUS

$3,000,000,000

DEBT SECURITIES

PREFERRED STOCK

CLASS A COMMON STOCK*

CLASS B COMMON STOCK*

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS

GUARANTEES

RC TRUST I

RC TRUST II

TRUST PREFERRED SECURITIES

Fully and Unconditionally Guaranteed,

as Described Herein, by Raytheon Company

We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

* Includes shares of a new class of common stock, $.01 par value, of Raytheon Company, into which Class A and Class B Common Stock will be reclassified if such reclassification is approved by the stockholders of Raytheon Company at the 2001 Annual Meeting of Stockholders, as further described herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is April 6, 2001.

THE TRUSTS

RC Trust I and RC Trust II are subsidiaries of Raytheon Company. They exist for the purpose of issuing trust preferred securities.

THE OFFERING

Trust Preferred Securities

The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their trust preferred securities to purchase Raytheon’s debt securities.

Debt Securities

Raytheon may issue from time to time its debt securities to the trusts. These debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The debt securities may be convertible into shares of Raytheon’s common stock. The debt securities will be unsecured, and can be either pari passu with or subordinate and junior in right of payment to Raytheon’s senior debt. We will indicate the type of debt securities to be issued in a prospectus supplement.

Guarantee

Raytheon will guarantee the trusts’ payment obligations on the trust preferred securities as described in this prospectus and the prospectus supplement. We will provide the specific terms of the guarantee in a prospectus supplement.

Stock Purchase Contracts

Raytheon may issue stock purchase contracts obligating holders to purchase from Raytheon a specified number of shares of common stock in the future. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common stock under the stock purchase contracts. We will provide the specific terms of the stock purchase contracts and stock purchase units in a prospectus supplement.

Shares of our Class A and Class B common stock are listed for trading on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbols “RTNa” and “RTNb”, respectively. On April 4, 2001, the last reported sale prices of our Class A and Class B common stock on the New York Stock Exchange were $30.75 and $31.03, respectively.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3.0 billion or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find Information.”

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	each trust is a newly created special purpose entity;

•	neither trust has any operating history or independent operations;

•	neither trust is engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Raytheon’s debt securities and engaging in related activities.

Furthermore, the combination of Raytheon’s obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

References in this prospectus to the terms “we,” “us” or “Raytheon” or other similar terms mean Raytheon Company, unless we state otherwise or the context indicates otherwise.

SUMMARY INFORMATION — Q&A

This summary provides a brief overview of the key aspects of the trusts, the trust preferred securities, the stock purchase contracts and the stock purchase contract units. The term “trust” refers to the RC Trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the securities that are important to you in making a decision about whether to invest.

What Are The Trust Preferred Securities?

Each trust preferred security represents an undivided beneficial interest in the assets of a trust. Each trust preferred security will entitle the holder to receive cash distributions as described in this prospectus and the prospectus supplement.

Who Are The Trusts?

Each of RC Trust I and RC Trust II is a Delaware business trust. The principal office of each trust is 141 Spring Street, Lexington, Massachusetts 02421 and the telephone number is (781) 862-6600.

Raytheon will own all common securities of each trust. Each trust will use the proceeds from the sale of the trust preferred securities and the trust common securities to purchase a series of Raytheon’s debt securities with the same financial terms as the trust preferred and trust common securities. The debt securities may be subordinated debt securities or senior debt securities. We will specify the type of debt security in a prospectus supplement. The trusts exist only to issue the trust preferred and trust common securities, invest in and hold Raytheon’s debt securities and engage in related activities.

Initially, there will be three trustees of each trust. One of them, referred to as the regular trustee, is an officer or employee of Raytheon. The Bank of New York will act as the property trustee of each trust, and The Bank of New York (Delaware) will act as the Delaware trustee of each trust.

We will provide in the prospectus supplement additional information about the issuing trust.

When Will You Receive Distributions on the Trust Preferred Securities?

The only source of cash to make payments on the trust preferred securities issuable by each trust will be payments on the debt securities it purchases from Raytheon.

If you purchase trust preferred securities of a trust, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the trust preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

When Will Payment of Your Distributions be Deferred?

If Raytheon defers interest payments on the debt securities held by a trust, the trust will defer distributions on the related trust preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities. We will also describe in the prospectus supplement any limitations imposed on Raytheon’s actions during any deferral period.

What is Raytheon’s Guarantee of the Trust Preferred Securities?

Under each trust preferred securities guarantee, to the extent provided herein, Raytheon will irrevocably and unconditionally guarantee that if it makes a payment on the debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related trust preferred securities, then Raytheon will make the payments directly to the holders of the trust preferred securities.

The following obligations of Raytheon taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities:

•	its obligations to make payments on the debt securities;

•	its obligations under the trust preferred securities guarantee and its obligations under the amended and restated declaration of trust of the trust, which establishes the terms of the trust.

We will provide the specific terms of the guarantee in a prospectus supplement.

When Could the Debt Securities be Distributed to You?

In general, unless we inform you otherwise in the prospectus supplement, the holder of the trust common securities has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust’s creditors, the trust may distribute debt securities on a proportionate basis to the holders of trust preferred and trust common securities.

Will the Trust Preferred Securities Be Listed on a Stock Exchange?

If specified in the prospectus supplement, we will apply to list the trust preferred securities on the New York Stock Exchange.

Will Holders of the Trust Preferred Securities have any Voting Rights?

Generally, except as described in any prospectus supplement, the holders of the trust preferred securities will not have any voting rights.

What are the Stock Purchase Contracts?

The stock purchase contracts are contracts obligating holders to purchase from Raytheon, and Raytheon to sell to the holders, a specified number of shares of Raytheon’s common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

What are the Stock Purchase Units?

Each stock purchase unit consists of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders’ obligations to purchase the common stock under the stock purchase contract.

RAYTHEON COMPANY

Raytheon Company is a global technology leader, with worldwide 2000 sales of $16.9 billion. We provide products and services in defense electronics, including missiles; radar; sensors and electro-optics; intelligence, surveillance and reconnaissance; command, control, communication and information systems; naval systems; air traffic control systems; aircraft integration systems; and technical services. We are one of the leading providers of business and special-mission aircraft and deliver a broad line of jet, turboprop, and piston-powered airplanes to corporate and government customers worldwide. We have operations throughout the United States and serve customers in more than 70 countries around the world. Our principal executive offices are located at 141 Spring Street, Lexington, Massachusetts 02421. Our telephone number is (781) 862-6600.

Electronic Systems

Our electronic systems segment focuses on:

•	anti-ballistic missile systems;

•	air defense;

•	air-to-air, surface-to-air, and air-to-surface missiles;

•	naval and maritime systems;

•	ship self-defense systems;

•	torpedoes;

•	strike, interdiction and cruise missiles; and advanced munitions.

Our electronic systems segment also specializes in radar, electronic warfare, infrared, laser, and GPS technologies with programs focusing on land, naval, airborne and spaceborne systems used for surveillance, reconnaissance, targeting, navigation, commercial and scientific applications.

Command, Control, Communication and Information Systems

Our command, control, communication and information systems segment is involved in:

•	command, control and communication systems;

•	air traffic control systems;

•	tactical radios;

•	satellite communication ground control terminals;

•	wide-area surveillance systems;

•	ground-based information processing systems;

•	image processing;

•	large-scale information retrieval, processing and distribution systems; and

•	global broadcast systems.

Aircraft Integration Systems

Our aircraft integration systems segment focuses on integration of airborne surveillance and intelligence systems and aircraft modifications and provides signals intelligence, air-ground surveillance, maritime surveillance, and airborne command post systems to both U.S. Government and foreign customers.

Raytheon Technical Services Company

Through our Raytheon Technical Services Company subsidiary, we provide technical services, training programs, and logistics and base operations support throughout the U.S. and in 37 other countries. Raytheon Technical Services Company performs complete engineering and depot-level cradle-to-grave support to equipment manufactured by us and to various commercial and military customers.

Commercial Electronics

Our commercial electronics businesses produce, among other things, thin film filters for optical communications products, gallium arsenide MMIC components for direct broadcast satellite television receivers, gallium arsenide power amplifiers for wireless communications products, wireless broadband solutions, thermal imaging products, automobile radar systems, marine electronics for the commercial and military marine market, and other electronic components for a wide range of applications.

Aircraft

Our Raytheon Aircraft subsidiary offers a broad product line of aircraft and aviation services in the general aviation market. Raytheon Aircraft manufactures, markets and supports piston-powered aircraft, turboprops and business jets for the world’s commercial, regional airlines and military aircraft markets. Our Raytheon Travel air subsidiary sells fractional shares in aircraft and provides aircraft management and transportation services for the owners of the shares. Raytheon Aircraft Charter and Management offers aircraft charter and management services to the U.S. market.

THE TRUSTS

Each of the trusts is created under the Delaware Business Trust Act and will be governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of each trust and Raytheon. Each declaration will be qualified under the Trust Indenture Act of 1939.

When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Raytheon will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%.

Each trust will exist primarily for the purposes of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in Raytheon’s debt securities;

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Raytheon’s debt securities.

The number of trustees of each trust will initially be three. One of the trustees will be an individual who is an officer or employee of Raytheon. The second trustee will be The Bank of New York, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The third trustee will be The Bank of New York (Delaware), which has its principal place of business in the State of Delaware.

The Bank of New York, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

Unless otherwise provided in the applicable prospectus supplement, because Raytheon will own all of the trust common securities of each trust, Raytheon will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, and the duties and obligations of the trustees of a trust, will be contained in and governed by the declaration of that trust (as it may be amended and restated from time to time), the Delaware Business Trust Act and the Trust Indenture Act of 1939.

The address of the principal office of each trust is 141 Spring Street, Lexington, Massachusetts 02421, and the telephone number of each trust at that address is (781) 862-6600.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors in the prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information we are incorporating by reference into it contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference into this prospectus, that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus under “Raytheon Company” and located elsewhere in this prospectus regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including without limitation the information discussed under the caption “Risk Factors” in the prospectus supplement to be provided with this prospectus as well as other factors which might be described from time to time in our filings with the SEC.

Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	equity investments in existing and future projects;

•	acquisitions;

•	working capital;

•	capital expenditures;

•	repayment or refinancing of debt or other corporate obligations;

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Each trust will use all proceeds from the sale of the trust preferred securities and the trust common securities to purchase Raytheon’s debt securities.

ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Raytheon-obligated mandatorily redeemable preferred capital trust securities of a subsidiary trust holding solely Raytheon debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the end of the fiscal years 2000, 1999, 1998, 1997 and 1996:

Fiscal Year Ended December 31,

2000	1999	1998	1997	1996
2.0x	2.0x	3.1x	2.8x	4.2x

For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends:

•	earnings consist of income from continuing operations, taxes on income from continuing operations and fixed charges, less capitalized interest; and

•	fixed charges consist of interest expense, amortization of debt discount and issuance expense, the portion of rents representative of an interest factor and capitalized interest.

The ratio of earnings to combined fixed charges has declined due to higher interest expense resulting from increased borrowings to finance our merger with the defense business of Hughes Electronics and our acquisition of the defense assets of Texas Instruments Incorporated.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read “Where You Can Find More Information.”

The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

•	any repurchase, redemption or exchange provisions;

•	any preference or subordination rights upon a default or liquidation of the trust;

•	any voting rights of the trust preferred securities in addition to those required by law;

•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will not guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

In the prospectus supplement we will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Raytheon will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on dissolution of each trust; and

•	payments on redemption of trust preferred securities of each trust.

The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC. Please read “Where You Can Find More Information.”

Raytheon will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Raytheon has made corresponding payments on the debt securities to the property trustee of the trust;

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

Raytheon will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

Raytheon may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT RAYTHEON HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF RAYTHEON DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND RAYTHEON WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

Raytheon’s obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Raytheon

In each guarantee, Raytheon will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, Raytheon will not make the payments and distributions described below if:

•	it is in default on its guarantee payments or other payment obligations under the related guarantee;

•	any trust enforcement event under the applicable declaration of trust has occurred and is continuing; or

•	Raytheon has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, Raytheon will agree that it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Raytheon of the debt of any subsidiary of Raytheon if such guarantee ranks equally with or junior in interest to the debt securities.

However, even during such circumstances, Raytheon may:

•	purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock;

•	reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock;

•	purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in its capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.

In addition, as long as trust preferred securities issued by any trust are outstanding, Raytheon will agree that it will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

•	permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust;

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

Raytheon and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Raytheon and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

Raytheon may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Raytheon permitted under the indenture governing the debt securities.

Termination of the Guarantee

A guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

•	full payment of the amounts payable upon liquidation of that trust.

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

Raytheon’s obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of each guarantee with respect to Raytheon’s capital stock and other liabilities, including other guarantees.

Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Raytheon to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

If the guarantee trustee fails to enforce the guarantee or Raytheon fails to make a guarantee payment, you may institute a legal proceeding directly against Raytheon to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

Raytheon will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

New York law will govern the guarantees.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue to a trust or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. We will issue only one series of debt securities to each trust. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Our unsecured senior debt securities will be issued under an Indenture, dated as of July 3, 1995, between Raytheon Company and The Bank of New York, as trustee, or another indenture or indentures to be entered into by Raytheon Company and that trustee or another trustee. The unsecured subordinated debt securities will be issued under a second Indenture, dated as of July 3, 1995, also between Raytheon Company and The Bank of New York, as trustee or another indenture to be entered into by Raytheon Company and that trustee or another trustee.

Copies of each of the July 3, 1995 indentures have been previously filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference into this prospectus. If we elect to issue securities under another indenture, we will file a copy of that indenture with the SEC. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

Our existing indentures do not limit the amount of debt securities that we may issue, and permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Raytheon Company.

Generally, we will pay the principal of, premium, if any, and interest on our debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register. We will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	the total amount of the debt securities authorized and the amount outstanding, if any;

•	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

•	the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

•	when the principal of the debt securities will mature;

•	the interest rate, which may be fixed or variable, or its method of calculation;

•	when interest will be payable, as well as the record date for determining who we will pay interest to;

•	where the principal of, premium, if any, and interest on the debt securities will be paid;

•	any mandatory or optional sinking funds or similar arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	whether we have any obligation to redeem or repurchase the debt securities at the holder’s option;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

•	any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

•	the applicability of the defeasance and covenant defeasance provisions in the applicable indenture;

•	whether the debt securities are convertible into any other securities and the terms and conditions of convertibility;

•	any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity; and

•	any other terms of the debt securities.

We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those debt securities.

Subordination of Subordinated Debt Securities

Generally, the payment of principal of, premium, if any, and interest on our unsecured subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness. If we distribute our assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. In addition, if the maturity of our subordinated debt securities is accelerated, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. Moreover, while there is an event of default with respect to our senior debt that would permit our senior debt to be accelerated, and while we are in default in our payment obligations to holders of senior debt, we cannot make payments to our subordinated debt holders.

If we were to become insolvent, your claim as a holder of trust preferred securities, which represents in effect an interest in debt securities, or as a holder of debt securities as part of a stock purchase unit, will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

The indenture for our unsecured subordinated debt securities will not place any limits on the amount of other indebtedness, including senior debt, that we may issue.

The indenture for our unsecured subordinated debt securities defines “senior indebtedness” to include the principal of, premium, if any, and interest on:

•	all of our indebtedness for money borrowed, other than our subordinated debt securities, and any other indebtedness represented by a note, bond, debenture or other similar evidence of indebtedness, including indebtedness of others that we guarantee, in each case whether outstanding on the date of execution of the subordinated debt securities indenture or thereafter created, incurred or assumed; and

•	any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to our subordinated debt securities.

In addition, for purposes of the definition of “senior indebtedness,” “indebtedness for money borrowed” includes:

•	any obligation of, or any obligation guaranteed by, Raytheon Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any deferred payment obligation of, or any such obligation guaranteed by, Raytheon Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument; and

•	any obligation of, or any such obligation guaranteed by, Raytheon Company for the payment of rent or other amounts under a lease of property or assets if such obligation is required to be classified and accounted for as a capitalized lease on our balance sheet under generally accepted accounting principles.

Subsequent Distribution to Holders of Trust Securities

If we issue debt securities to a trust in connection with the issuance of trust preferred and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of the trust preferred and trust common securities either:

•	upon the dissolution of the trust or

•	upon the occurrence of events that we will describe in the prospectus supplement.

Events of Default

Generally speaking, any of the following events will constitute an event of default under the indentures:

•	failure to pay interest on our debt securities for thirty days past the applicable due date, even if we are prohibited from paying interest on our debt securities because they are subordinated;

•	failure to pay principal of, or premium, if any, on, our debt securities when due, even if we are prohibited from making such payments on our debt securities because they are subordinated;

•	failure to make any sinking fund payment when due, even if we are prohibited from making such payments with respect to subordinated securities;

•	failure to perform any other covenant or agreement in the applicable indenture, other than a covenant included in the indenture solely for the benefit of a different type of our debt securities, which continues for 60 days after written notice as provided in the indenture;

•	bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

Holders will be notified of an event of default with respect to a series of our debt securities by the trustee.

If there is an event of default with respect to a series of our senior debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the senior debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

Payment of the principal of our subordinated debt securities may be accelerated only in the case of our bankruptcy, insolvency or reorganization. Neither you, the trust nor the trustee will be able to accelerate the payment of interest or principal with respect to our subordinated debt securities for any other reason.

In some cases, after a declaration of acceleration has been made, but before a judgment or decree has been obtained, holders of a majority in aggregate principal amount of the series that is in default may rescind the acceleration. If required by the declaration of trust, any rescission may be subject to the consent of the holders of the trust preferred securities and the trust common securities.

The trustee will be required to act with a high standard of care. However, the trustee will not be obligated to exercise any of its rights or powers under the indentures at the holder’s request unless the holder provides the trustee reasonable security or indemnity. Generally, but with exceptions, holders of a majority in aggregate principal amount of any series of our outstanding debt securities will have the right to choose the time, method and place of any proceeding for any remedy available to the trustee or any exercise of power by the trustee with respect to debt securities of that series.

The holder may institute a suit against us for enforcement of such holder’s rights to receive payment of the principal of, premium, if any, on or interest on our debt securities after the due dates. However, such holder will not be able to institute any other proceedings under the applicable indenture, including for any remedy, unless the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities that such holder holds;

•	holders of at least 25% of the aggregate principal amount of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•	the trustee does not receive direction contrary to the holder’s request within 60 days following such holder’s written notice from holders of a majority in aggregate principal amount of that series; and

•	the trustee does not institute the proceeding the holder requests within 60 days following such holder’s written notice.

Every year we are required to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

A default in the payment of any of our debt securities, where the aggregate principal amount of that series of debt securities exceeds $50 million, or a default with respect to our debt securities that causes them to be accelerated, will give rise to a cross-default under our senior credit facilities. In some circumstances, payment defaults on our debt securities may also give rise to cross-defaults of our guarantees of the indebtedness of our subsidiaries.

An event of default under the applicable indenture for a series of debt securities will constitute a trust enforcement event under the declaration of trust for the applicable series of trust preferred securities. A holder of trust preferred securities may directly institute a proceeding against Raytheon for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

•	an event of default under the applicable declaration of trust has occurred and is continuing; and

•	that event of default is attributable to Raytheon’s failure to pay principal, any premium, interest or additional amounts on the applicable series of debt securities when due.

Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are applicable, we may elect either:

•	defeasance — which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•	covenant defeasance — which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

To invoke defeasance or covenant defeasance with respect to any series of our debt securities, we must irrevocably deposit with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due, the principal of, premium, if any, on, and interest on those debt securities and any mandatory sinking fund or similar payments on those debt securities.

We cannot defease our obligations to register the transfer or exchange of our debt securities, to replace our debt securities that have been stolen, lost or mutilated, to maintain paying agencies, or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities. In addition, we would be required to deliver a legal opinion to the trustee to the effect that you will not recognize additional income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance.

If we effect covenant defeasance with respect to any of our debt securities, and then those debt securities are declared due and payable because of an event of default, other than an event of default relating to any covenant from which we have been released through covenant defeasance, the amount of money or U.S. government obligations on deposit with the trustee may not be sufficient to pay all amounts due on the debt securities at the time of acceleration. However, we would remain liable with respect to any shortfall.

Modification and Waiver

Modifications and amendments of our current indentures may be made only with the consent of holders of at least a majority in aggregate principal amount of all of our outstanding debt securities affected, voting as a single class. Generally, the consent of all of the holders of our debt securities that are affected is required for any of the following:

•	to change the stated maturity of the principal, or any installment of interest or premium, if any;

•	to reduce the principal amount, the premium, if any, or the interest, or the amount payable upon acceleration or maturity in the case of debt securities issued at an original issue discount;

•	to change the place of payment, or the currency in which payments are made;

•	to impair your right to institute suit to enforce any payment at or following stated maturity or following a redemption date; and

•	to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders; or to reduce the percentage of the principal amount of our outstanding debt securities required for modification to or amendment of either indenture, or for waiver of our compliance with indenture provisions or defaults.

Holders of a majority in aggregate principal amount of either our senior debt securities or our subordinated debt securities may waive any past default under the applicable indenture, except for a default in the payment of principal, premium, if any, on, or interest on our debt securities and except for our compliance with specified covenants.

Covenants

Our current indentures contain covenants regarding, among other things:

•	a limitation on liens other than specified types of liens;

•	a limitation on sale and leaseback transactions, unless the lien on any property subject to the sale and leaseback transaction is permitted under the indentures or the proceeds of the sale and leaseback transaction are used to retire specified types of debt; and restrictions on our ability to engage in consolidations, mergers or transfers of substantially all of our assets unless the surviving or acquiring entity is a domestic company and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture.

You should be aware that we are not prohibited from engaging in highly leveraged transactions, other than as may conflict with those covenants. Moreover, any series of our debt securities may provide that these covenants may be removed with respect to that series.

Consolidation, Merger and Sale of Assets

Our current indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless the surviving or acquiring entity is a domestic company and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture.

Conversion or Exchange Rights

If any series of debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which it may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at your election; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole by the depositary to its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or Raytheon Company if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, such holder will not be entitled to have our debt securities registered in such holder’s own name, and such holder will not be entitled to receive a certificate representing such holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, such holder must rely on the depositary and, if applicable, the participating institution of which such holder is a client to exercise the rights of such holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•	the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days;

•	we determine in our sole discretion that we will permit global securities to be exchanged for certificated debt securities; or there is a continuing event of default under the indenture governing the debt securities held in global form.

The following is based on information furnished to us:

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully-registered securities registered in the name of Cede & Co., which is DTC’s nominee. One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Any redemption notices need to be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each participant.

Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or Raytheon Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

Our Debt Trustee

The current trustee for our debt securities is The Bank of New York, which performs services for us in the ordinary course of business. We may engage additional or substitute trustees with respect to particular series of our debt securities.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

THE DEBT SECURITIES AND THE GUARANTEE

To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust’s obligations under the trust securities.

Sufficiency of Payments

As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

•	the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder’s pro rata share. If a holder brings such a direct action, we will be entitled to that holder’s rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

The trust preferred securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Raytheon would be substantially the same.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF OUR PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our restated certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our authorized capital stock consists of 1,650,000,000 shares of stock, including:

•	1,450,000,000 shares of common stock, $0.01 par value per share, comprised of:

•	450,000,000 shares of Class A common stock, and

•	1,000,000,000 shares of Class B common stock.

•	200,000,000 shares of preferred stock, $0.01 par value per share, including:

•	4,000,000 shares of Series A Junior Participating preferred stock, $0.01 par value per share.

Our Board has been authorized, subject to limitations provided in our restated certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

With respect to each series of our preferred stock, our Board has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if Raytheon Company is dissolved or liquidated;

•	whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series; and your voting rights for the shares you own.

You will have no preemptive rights with respect to your shares. In addition, your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

We currently plan to retain State Street Bank and Trust Company as the registrar and transfer agent of any series of our preferred stock.

DESCRIPTION OF OUR CLASS A AND CLASS B COMMON STOCK

We are authorized to issue up to 1,450,000,000 shares of common stock, consisting of 450,000,000 shares of our Class A common stock, $0.01 par value per share, and 1,000,000,000 shares of our Class B common stock, $0.01 par value per share.

This section describes the general terms of our Class A and Class B common stock. For more detailed information, you should refer to our restated certificate of incorporation and our amended and restated by-laws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

In addition, we entered into an agreement with General Motors Corporation that limits our ability to take actions that affect our common stock. Please refer to “— Hughes Separation Agreement” below in this section of the prospectus.

Generally, holders of our Class A common stock and Class B common stock are entitled to one vote per share, and the approval of corporate actions requires the approval of both classes, voting separately, as well as approval of the holders of any series of our preferred stock that may be entitled to vote for the action. The election or removal of our directors is subject to separate rules.

For the election or removal of our directors, our common stockholders vote as a single class, and are entitled to vote as follows:

•	Class B: Holders of our Class B common stock will be entitled to one vote per share, and the voting power of the entire class will be equal to 19.9% of the total voting power of all classes of our common stock.

•	Class A: Holders of our Class A common stock will be entitled to the number of votes per share as will cause the Class A common stock to have 80.1% of the total voting power of all classes of our common stock.

Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.

Our common stockholders will be entitled to receive dividends and distributions declared by our Board, to the extent permitted by outstanding shares of preferred stock and by our certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our Class A and Class B stockholders, unless it is a dividend in kind. We are permitted to distribute Class A common stock to Class A stockholders and Class B common stock to Class B stockholders but only if the ratio of shares outstanding of the two classes remains unchanged. In addition, in the case of any stock split, subdivision, combination or reclassification of either class, the other class will be adjusted accordingly so that the ratio of shares outstanding of the two classes remains unchanged.

If Raytheon Company is liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares of either class they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro rata to holders of our Class A and Class B common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of Class A common stock and Class B common stock identically.

You will not have any preemptive, subscription or conversion rights with respect to shares of our common stock that you own. We may issue additional shares of our common stock, if authorized by our Board, without your approval — unless required by a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Other than as described above, the rights of our Class A common stockholders and Class B common stockholders are the same, and we will not discriminate with respect to one class over the other.

Hughes Separation Agreement

A copy of the Hughes Spin-Off Separation Agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

On December 17, 1997, Raytheon Company acquired the defense electronics business of Hughes Electronics Corporation through a merger, which we refer to as the “Hughes merger”. Raytheon Company’s two classes of common stock are a result of the Hughes merger in which stockholders of the former Raytheon Company received Class B common stock and holders of General Motors Corporation common stock and holders of General Motors Corporation Class H common stock received Class A common stock. Also as a result of the Hughes merger, Raytheon Company currently has a large stockholder base of approximately 700,000 stockholders, many of whom hold fewer than 20 shares of common stock.

As part of the Hughes merger, we agreed under the Hughes Spin-Off Separation Agreement (the “Separation Agreement”) not to take specified actions unless General Motors Corporation determines in good faith that such actions would not jeopardize the tax-free status of the spin-off of the defense electronics business of Hughes Electronics Corporation and its merger with Raytheon Company.

Many of the covenants restricting our actions under the Separation Agreement expired on December 18, 1999 or December 18, 2000 and are no longer in effect. However, we remain subject to a covenant that prohibits us from proposing a plan of recapitalization or amendment to our restated certificate of incorporation that would (1) convert shares of our Class A common stock into shares of Class B common stock or vice versa, or (2) change the absolute or relative voting rights of any class of our common stock from the rights in existence on December 17, 1997. While this covenant does not have an expiration date, the Separation Agreement provides that the covenants restricting our actions do not prohibit us from implementing any transaction upon which the Internal Revenue Service (the “IRS”) has granted a favorable ruling.

In December 2000 and January 2001, in anticipation of receiving advice from the IRS, we reviewed with our financial and tax advisors the effects of a possible reclassification of our shares and its effects on our stockholders.

On January 24, 2001, after consideration of the issues and hearing presentations from outside tax counsel and our financial advisors, our Board resolved to seek stockholder approval to reclassify the Class A common stock and Class B common stock into a single class of new common stock, contingent upon receiving a ruling from the IRS that consummation of the proposed reclassification, as well as the reverse/forward stock split discussed below, will not adversely affect the IRS ruling received in connection with the Hughes merger.

On January 31, 2001, the IRS issued to us a supplementary ruling to the effect that consummation of the proposed reclassification, as well as the reverse/forward stock split, will not adversely affect the IRS ruling received in connection with the Hughes merger. Accordingly, as described in more detail below, our Board has recommended that our stockholders approve the reclassification of our Class A common stock and Class B common stock into a single new class of common stock and approve the reverse/forward stock split.

Reverse/Forward Stock Split

Our Board has authorized, and recommended that our stockholders approve at our next annual meeting, which is scheduled for April 25, 2001, a reverse 1-for-20 stock split followed immediately by a forward 20-for-1 stock split of each of our Class A common stock and Class B common stock. As permitted under Delaware state law, stockholders whose shares of stock are converted into less than 1 share in the reverse split will be converted into the right to receive a cash payment. We refer to the reverse and forward stock splits, together with the related cash payments to stockholders with small holdings, as the “Reverse/Forward Split.” We believe the Reverse/Forward Split will result in significantly reduced shareholder record keeping and mailing expenses, and provide holders of fewer than 20 shares with a cost-effective way to cash out their investments efficiently.

If approved, the Reverse/Forward Split is expected to take place at 6:00 p.m. on May 14, 2001. All Class A stockholders on May 14, 2001 will receive 1 share of Raytheon Class A common stock for every 20 shares of Class A stock held in their accounts at that time; all Class B stockholders on May 14, 2001 will receive 1 share of Raytheon Class B common stock for every 20 shares of Class B stock held in their accounts at that time. If a registered holder has 20 or more Class A or Class B shares, as the case may be, any fractional share in such account will not be cashed out after the reverse split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split. Any registered stockholder who holds fewer than 20 shares of Class A or Class B shares, as the case may be, at the time of the reverse stock split, will receive a cash payment instead of a fractional share. To determine the amount of the cash payment, at our election, we may either (1) instruct our transfer agent to sell these fractional shares of Class A or Class B stock in the open market or (2) purchase these fractional shares of Class A and Class B stock at a price based on the average daily closing price per share of the Class A or Class B common stock, as the case may be, on the New York Stock Exchange for the ten trading days immediately before and including the date the Reverse/Forward Split is effected.

Immediately following the reverse split, at 6:01 p.m. on May 14, 2001, all Class A and Class B stockholders, who held 20 or more shares of Class A or Class B common stock, as the case may be, immediately before the reverse split, will receive 20 shares of Class A or Class B common stock for every 1 share of Class A or Class B common stock they held immediately following the reverse stock split.

The Reverse/Forward Split will not affect the public registration of our Class A or Class B common stock under the Exchange Act. Similarly, we do not expect that the Reverse/Forward Split will affect our application for the continued listing of the Class A and Class B common stock on the New York Stock Exchange.

The number of shares of common stock authorized will not change as a result of the Reverse/Forward Split. If we elect to arrange for the sale of the fractional shares of cashed-out stockholders by our transfer agent on the open market, as described above, there will be no change in the numbers of shares of our Class A and Class B common stock that are issued and outstanding. However, if we elect to purchase these fractional shares, as described above, the total number of shares of our Class A and Class B common stock will be reduced by the aggregate number of such shares held by holders owning fewer than 20 such shares immediately prior to the reverse stock split.

Reclassification of our Existing Two Classes of Common Stock into a Single New Class of Common Stock

In addition to the Reverse/Forward Split, our Board has unanimously approved a proposal to amend our restated certificate of incorporation, which, if approved at our next annual stockholders’ meeting, would eliminate our two classes of common stock and reclassify the Class A common stock and the Class B common stock into a single new class of common stock, $.01 par value, of Raytheon Company. The reclassification will eliminate the trading disparities between our Class A common stock and our Class B common stock and eliminate any confusion arising from having two publicly traded classes of common stock.

The rights, powers and limitations of the new common stock will be set forth in an amendment to our restated certificate of incorporation. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the form of amendment to our restated certificate of incorporation attached as an exhibit to the registration statement of which this prospectus forms a part.

Comparison of Class A Common Stock, Class B Common Stock and New Common Stock

Right, Power or Limitation	Class A Common Stock	Class B Common Stock	New Common Stock

Election or Removal of Directors: power with respect to the election or removal of directors.	–Holders entitled to 80.1% of the total voting power with respect to the election or removal of directors.	–Holders entitled to 19.9% of the total voting rights with respect to the election or removal of directors.	–Holders entitled to equal per share voting.

Class Voting:	–On all matters (other than the election or removal of directors) the approval of holders of each Class, voting separately, is required.	–On all matters (other than the election or removal of directors) the approval of holders of each Class, voting separately, is required.	–Holders vote as a single class on all matters.

Dividends and Stock Splits and Combinations:	–Dividends payable or stock divisions or combinations with respect to shares of Class A common stock must be made pro rata with shares of Class B common stock.	–Dividends payable or stock divisions or combinations with respect to shares of Class A common stock must be made pro rata with shares of Class A common stock.	–Except as prohibited under Delaware law, no prohibition on or special rights as to the payment of dividends or stock divisions or combinations.

Liquidation, Dissolution, Mergers, Consolidations, or other reorganizations:	–Participate pro rata with the holders of Class B common stock.	–Participate pro rata with the holders of Class A common stock	–Participate pro rata with the holders of New Common Stock.

Stock Repurchases:	–Company repurchases of Class A stock must be effected ratably, and in a non-prejudicial way, with purchases of Class B common stock.	–Company repurchases of Class B stock must be effected ratably, and in a non-prejudicial way, with purchases of Class A common stock.	–Except as prohibited under applicable law, no prohibitions on or special rights as to stock repurchases.

Provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws

Advance Notice of Nominations

Our by-laws contain provisions requiring that you deliver advance notice of any business that you intend to raise at an annual meeting of stockholders and providing for procedures to be followed if you wish to nominate a person to be elected as a director. To be timely, you must give written notice to our Secretary within the thirty-day period beginning on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year’s annual meeting, you must deliver notice to our Secretary within the period beginning on the 120th day prior to the meeting and ending thirty days later, or, if later, the 10th day after our public announcement of the meeting date. In addition, if we plan to increase the size of our Board, and we do not announce all of the nominees for election or the fact that the size of our Board will be increased at least 100 days before the first anniversary of the preceding year’s annual meeting, you will have ten days following the date of our public announcement to give notice of your nomination to our Secretary.

The notice must provide information about you and the business to be brought before the meeting. You should review our by-laws for more information. For our 2001 annual stockholders’ meeting, the first anniversary of the previous year’s meeting will be April 26, 2001.

Classification of Directors

Our restated certificate of incorporation provides that, except as otherwise required by specific provisions of the restated certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our Board but must not be less than three. Our Board is classified into three classes, as nearly equal in size as possible. Each class holds office until the third succeeding anniversary of the annual stockholders’ meeting electing that class, except that the terms of the initial three classes were set to expire in 1998, 1999 and 2000, respectively. A director may be removed only for cause by the vote of our common stockholders, voting together as a single class in accordance with their respective percentages of total voting power, and subject to the rights of any series of preferred stock outstanding.

No Action by Written Consent; Special Meeting

Our restated certificate of incorporation provides that stockholders may not act by written consent in lieu of an annual or a special meeting. Except as otherwise required by law and subject to the rights of holders of any class or series of preferred stock, special meetings of the stockholders may only be called by our Chairman of the Board or by our Board of Directors pursuant to a resolution that indicates the purpose of the meeting, which is approved by a majority of our directors, assuming, for this purpose, that there were no vacancies. No business other than that stated in the notice may be transacted at any special meeting of stockholders.

According to our by-laws, if we call a special meeting to elect directors to the Board of Directors, you may nominate individuals for election if you deliver notice to our Secretary during the period beginning on the 120th day before the special meeting and ending thirty days later, or, if later, the 10th day after our public announcement of the meeting.

Limitation on Directors’ Liability

Our restated certificate of incorporation provides, as authorized by law, that our directors will not be personally liable to Raytheon Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited Raytheon Company and our stockholders.

Stockholder Rights Plan

When Raytheon Company merged with the defense electronics business of Hughes Electronics Corporation in 1997, the Board of Directors adopted a stockholder rights plan. Each share of Class A and Class B common stock issued hereunder will be issued together with one right under the stockholder rights plan. You should refer to the Rights Agreement, dated as of December 15, 1997, by and between Raytheon Company and State Street Bank and Trust Company, as rights agent, for a more detailed description of the stockholder rights plan. A copy of the Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

The rights trade automatically with shares of our common stock and become exercisable only under circumstances described below. The rights are designed to protect our interests and the interests of our stockholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirers to negotiate with our Board of Directors before attempting a takeover and to provide the Board of Directors with leverage in negotiating the terms of any proposed takeover on behalf of all stockholders. The rights may have anti-takeover effects. Subject to the terms of the Hughes Spin-Off Separation Agreement, the rights should not, however, interfere with any merger or other business combination that the Board of Directors approves.

The rights do not become exercisable until triggering events occur. They expire on December 15, 2007, but we may extend this date or redeem the rights earlier. Before a right is exercised, the right does not confer any right to vote or receive dividends. Before a triggering event occurs, each right will entitle you to purchase from us one one-hundredth of a share of our Series A Junior Participating preferred stock for $250, subject to adjustment. The rights are triggered by either of the following occurrences:

•	10 days after the public announcement that an individual or group — the “acquirer” — has acquired 15% or more of our Class A common stock, Class B common stock, or the total voting power in the election of our directors; or

•	10 business days, or later if the Board of Directors elects, after the commencement or announcement by an individual or group — the “acquirer” — of an intention to make a tender offer or exchange offer that would result in the acquisition of 15% or more of our Class A common stock, Class B common stock, or the total voting power in the election of our directors.

If the rights are triggered, each holder of a right other than the acquirer, whose rights will automatically become void, will thereafter have the right to purchase shares of Class A or Class B common stock, as the case may be, at a 50% discount to market price. If Raytheon Company is thereafter acquired in a merger or other business combination, or 50% or more of our assets or earning power are sold, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a 50% discount to market price. However the Board of Directors will have the option, before the acquirer obtains 50% or more of our outstanding shares of common stock, to exchange rights of holders, other than the acquirer, for shares of our Series A Junior Participating preferred stock, at a rate of 100 rights per share, subject to adjustment.

Subject to the terms of the Hughes Spin-Off Separation Agreement, we may redeem the rights at any time before they are triggered at a price of $0.01 per right. Our Board of Directors may also designate the effective time of the redemption as well as the applicable conditions. If we redeem your rights, you will be entitled to receive $0.01 for each right you hold, but you will not have any further entitlements with respect to these rights.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as Raytheon Company, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	The business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•	The interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	The business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were stockholders prior to the corporation becoming subject to Section 203.

Stock Exchange Listing

Both our Class A common stock and Class B common stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. The trading symbols for our Class A common stock and Class B common stock on these exchanges are “RTNa” and “RTNb,” respectively.

Transfer Agent

State Street Bank and Trust Company is the Transfer Agent for our common stock and the Rights Agent for the rights.

DESCRIPTION OF OUR SECURITIES WARRANTS

This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those securities warrants.

We may issue securities warrants for the purchase of our debt securities, preferred stock, or our Class A or Class B common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with State Street Bank and Trust Company, or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as an agent of Raytheon Company in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you. The forms of securities warrant agreements, including the forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part. You should refer to the provisions of the securities warrant agreements for more specific information.

The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

•	the exercise price for our debt securities, the amount of debt securities you will receive upon exercise, and a description of that series of debt securities;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock you will receive upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our Class A or Class B common stock and the number of shares of Class A or Class B common stock you will receive upon exercise;

•	the expiration date;

•	U.S. federal income tax consequences; and

•	any other terms of the securities warrants.

After your warrants expire they will become void. The prospectus supplement will describe how you may exercise your securities warrants. You must exercise warrants for our preferred stock or our Class A or Class B common stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

Until you exercise your warrants to purchase our debt securities, preferred stock, or Class A or Class B common stock, you will not have any rights as a holder of our debt securities, preferred stock, or Class A or Class B common stock, as the case may be, by virtue of your ownership of warrants.

PLAN OF DISTRIBUTION

We and the trusts may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters Or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we or the trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the trusts may sell the securities directly. In this case, no underwriters or agents would be involved. We and the trusts may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we and the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms (“remarketing firms”), acting as principals for their own accounts, as agents for us, as underwriters or as agents for holders of the affected securities or any other person designated in the prospectus supplement. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement. In connection with the remarketing, remarketing firms may use this prospectus, together with an appropriate prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Thomas D. Hyde, Esq., Senior Vice President and General Counsel of Raytheon Company will pass upon the validity of Raytheon’s common stock, debt securities, preferred stock, warrants and stock purchase contracts. As of the date of this prospectus, Thomas D. Hyde, Esq. holds no shares or options to acquire shares of Class A common stock and 93,000 shares of Class B common stock and options to acquire an additional 382,018 shares of Class B common stock.

The validity of the trust preferred securities to be issued by RC Trust I and RC Trust II, the enforceability of the declarations of trust and the creation of RC Trust I and RC Trust II will be passed upon by Richards, Layton and Finger, P.A., Wilmington, Delaware.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Raytheon Company for the year ended December 31, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s adoption of the American Institute of Certified Public Accountants Statement of Position 98-5 “Reporting on the costs of Start-up Activities”, in 1999 as described in Note A to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC’s public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the worldwide web site (http://www.sec.gov) maintained by the SEC. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. Our Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share, are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange, where reports, proxy statements and other information concerning Raytheon Company can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC on March 5, 2001;

•	our Proxy Statement on Schedule 14A, relating to our annual meeting of shareholders to be held on April 25, 2001, filed with the SEC on March 26, 2001;

•	our registration statement on Form 8-A filed with the SEC on December 11, 1997 and Form 8-A/A filed with the SEC on December 17, 1997; and

•	any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Secretary, Raytheon Company

141 Spring Street

Lexington, Massachusetts 02421

You may direct telephone requests to the Secretary of Raytheon Company at (781) 862-6600.

No dealer, salesperson or other person is authorized to provide any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.